LOAN AND SECURITY AGREEMENT

                          Dated as of November 16, 1999

                                      Among

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 as the Lenders
                                 --------------

                                       and

                              BANK OF AMERICA, N.A.

                                  as the Agent
                                  ------------

                                       and

                        INTERNATIONAL MILL SERVICE, INC.

                                  as a Borrower
                                  -------------

                                       and

                                IMS ALABAMA, INC.

                                  as a Borrower
                                  -------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1         INTERPRETATION OF THIS AGREEMENT                             1
                  1.1      Definitions                                         1
                  1.2      Accounting Terms                                   26
                  1.3      Interpretive Provisions                            27

ARTICLE 2         LOANS AND LETTERS OF CREDIT                                 28
                  2.1      Total Facility                                     28
                  2.2      Revolving Loans                                    28
                  2.3      [Reserved]                                         34
                  2.4      Letters of Credit                                  34
                  2.5      Bank Products                                      40

ARTICLE 3         INTEREST AND FEES                                           41
                  3.1      Interest                                           41
                  3.2      Continuation and Conversion Elections              41
                  3.3      Maximum Interest Rate                              43
                  3.4      Closing Fee                                        43
                  3.5      Unused Line Fee                                    43
                  3.6      Letter of Credit Fee                               43
                  3.7      Administration Fee                                 44

ARTICLE 4         PAYMENTS AND PREPAYMENTS                                    44
                  4.1      Revolving Loans                                    44
                  4.2      Termination of Facility                            44
                  4.3      Reserved                                           45
                  4.4      Reserved                                           45
                  4.5      Reserved                                           45
                  4.6      Payments by the Borrowers                          45
                  4.7      Payments as Revolving Loans                        45
                  4.8      Apportionment, Application and Reversal
                           of Payments                                        46
                  4.9      Indemnity for Returned Payments                    46
                  4.10     Agent's and Lenders'Books and Records;
                           Monthly Statements                                 47

ARTICLE 5         TAXES, YIELD PROTECTION AND ILLEGALITY                      47
                  5.1      Taxes                                              47
                  5.2      Illegality                                         48
                  5.3      Increased Costs and Reduction of Return            49
                  5.4      Funding Losses                                     49
                  5.5      Inability to Determine Rates                       50
                  5.6      Certificates of Lenders                            50

                                                                            Page
                                                                            ----
                  5.7      Survival                                           50

ARTICLE 6         COLLATERAL                                                  50
                  6.1      Grant of Security Interest                         50
                  6.2      Perfection and Protection of Security Interest     52
                  6.3      Location of Collateral                             53
                  6.4      Title to, Liens on, and Sale and Use of Collateral 53
                  6.5      Appraisals                                         53
                  6.6      Access and Examination; Confidentiality            53
                  6.7      Collateral Reporting                               54
                  6.8      Accounts                                           55
                  6.9      Collection of Accounts; Payments                   56
                  6.10     Inventory; Perpetual Inventory                     57
                  6.11     Equipment                                          57
                  6.12     Assigned Contracts                                 58
                  6.13     Documents, Instruments, and Chattel Paper          59
                  6.14     Right to Cure                                      59
                  6.15     Power of Attorney59
                  6.16     The Agent's and Lenders'Rights, Duties
                           and Liabilities                                    60

ARTICLE 7         BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES           60
                  7.1      Books and Records                                  60
                  7.2      Financial Information                              60
                  7.3      Notices to the Lenders                             64

ARTICLE 8         GENERAL WARRANTIES AND REPRESENTATIONS                      66
                  8.1      Authorization, Validity, and Enforceability
                           of this Agreement and the Loan Documents           66
                  8.2      Validity and Priority of Security Interest         67
                  8.3      Organization and Qualification                     68
                  8.4      Corporate Name; Prior Transactions                 68
                  8.5      Subsidiaries and Affiliates                        68
                  8.6      Financial Statements and Projections               68
                  8.7      Capitalization                                     69
                  8.8      Solvency                                           69
                  8.9      Debt                                               69
                  8.10     Distributions                                      69
                  8.11     Title to Property                                  69
                  8.12     Real Estate; Leases                                69
                  8.13     Proprietary Rights                                 69
                  8.14     Trade Names                                        70
                  8.15     Litigation                                         70
                  8.16     Restrictive Agreements                             70

                                                                            Page
                                                                            ----
                  8.17     Labor Disputes                                     70
                  8.18     Environmental Laws                                 70
                  8.19     No Violation of Law                                72
                  8.20     No Default                                         72
                  8.21     ERISA Compliance                                   72
                  8.22     Taxes                                              72
                  8.23     Regulated Entities                                 72
                  8.24     Use of Proceeds; Margin Regulations                73
                  8.25     Copyrights, Patents, Trademarks and Licenses, etc  73
                  8.26     No Material Adverse Change                         73
                  8.27     Full Disclosure                                    73
                  8.28     Material Agreements                                73
                  8.29     Bank Accounts                                      74
                  8.30     Governmental Authorization                         74
                  8.31     Envirosource Letters of Credit                     74
                  8.32     No Liability for Senior Notes                      74

ARTICLE 9         AFFIRMATIVE AND NEGATIVE COVENANTS                          74
                  9.1      Taxes and Other Obligations                        74
                  9.2      Corporate Existence and Good Standing              75
                  9.3      Compliance with Law and Agreements;
                           Maintenance of Licenses                            75
                  9.4      Maintenance of Property                            75
                  9.5      Insurance                                          75
                  9.6      Intentionally Omitted                              76
                  9.7      Environmental Laws                                 76
                  9.8      Compliance with ERISA                              77
                  9.9      Mergers, Consolidations or Sales                   77
                  9.10     Distributions; Capital Change;
                           Restricted Investments                             78
                  9.11     Transactions Affecting Collateral or Obligations   78
                  9.12     Guaranties                                         78
                  9.13     Debt                                               78
                  9.14     Prepayment                                         78
                  9.15     Transactions with Affiliates                       78
                  9.16     Investment Banking and Finder's Fees               79
                  9.17     Reserved                                           79
                  9.18     Business Conducted                                 79
                  9.19     Liens                                              79
                  9.20     Sale and Leaseback Transactions                    79
                  9.21     New Subsidiaries                                   79
                  9.22     Fiscal Year                                        79
                  9.23     Capital Expenditures                               80
                  9.24     Operating Lease Obligations                        80
                  9.25     EBITDA                                             80

                                                                            Page
                                                                            ----
                  9.26     Fixed Charge Coverage Ratios                       81
                  9.27     Use of Proceeds                                    81
                  9.28     Intentionally Omitted                              81
                  9.29     Conduct of Business by Limited                     81
                  9.30     Minimum Availability                               81
                  9.31     Further Assurances                                 81

ARTICLE 10                 CONDITIONS OF LENDING                              82
                  10.1     Conditions Precedent to Making of Loans
                           on the Closing Date                                82
                  10.2     Conditions Precedent to Each Loan                  83

ARTICLE 11                 DEFAULT; REMEDIES                                  84
                  11.1     Events of Default                                  84
                  11.2     Remedies                                           87

ARTICLE 12                 TERM AND TERMINATION                               88
                  12.1     Term and Termination                               88

ARTICLE 13                 AMENDMENTS; WAIVER; PARTICIPATIONS;
                           ASSIGNMENTS; SUCCESSORS                            88
                  13.1     Amendments and Waivers                             88
                  13.2     Assignments; Participations                        89

ARTICLE 14                 THE AGENT                                          91
                  14.1     Appointment and Authorization                      91
                  14.2     Delegation of Duties                               92
                  14.3     Liability of Agent                                 92
                  14.4     Reliance by Agent                                  92
                  14.5     Notice of Default                                  93
                  14.6     Credit Decision                                    93
                  14.7     Indemnification                                    93
                  14.8     Agent in Individual Capacity                       94
                  14.9     Successor Agent                                    94
                  14.10    Withholding Tax                                    94
                  14.11    Reserved                                           96
                  14.12    Collateral Matters                                 96
                  14.13    Restrictions on Actions by Lenders;
                           Sharing of Payments                                97
                  14.14    Agency for Perfection                              97
                  14.15    Payments by Agent to Lenders                       98
                  14.16    Concerning the Collateral and the
                           Related Loan Documents                             98
                  14.17    Field Audit and Examination Reports;
                           Disclaimer by Lenders                              98
                  14.18    Relation Among Lenders                             99

                                                                            Page
                                                                            ----
ARTICLE 15                 MISCELLANEOUS                                      99
                  15.1     No Waivers; Cumulative Remedies                    99
                  15.2     Severability                                       99
                  15.3     Governing Law; Choice of Forum;
                           Service of Process; Jury Trial Waiver              99
                  15.4     Waiver of Jury Trial                              100
                  15.5     Survival of Representations and Warranties        101
                  15.6     Other Security and Guaranties                     101
                  15.7     Fees and Expenses                                 101
                  15.8     Notices                                           101
                  15.9     Waiver of Notices                                 102
                  15.10    Binding Effect                                    103
                  15.11    Indemnity of the Agent and the
                           Lenders by the Borrowers                          103
                  15.12    Joint and Several Liability                       104
                  15.13    Limitation of Liability                           105
                  15.14    Final Agreement                                   105
                  15.15    Counterparts                                      105
                  15.16    Captions                                          105
                  15.17    Right of Setoff                                   105
                  15.18    Replacement of Affected Lenders                   106

ARTICLE 16                 GUARANTY                                          107

                           LOAN AND SECURITY AGREEMENT

         Loan and Security Agreement, dated as of November 16, 1999, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, N.A. (the "Bank") with an office at 335 Madison Avenue, New York, N.Y., as agent for the Lenders (in its capacity as agent, the "Agent"), International Mill Service, Inc., ("IMS") a Pennsylvania corporation, with offices at 1155 Business Center Drive, Horsham, PA 19044-3454 and IMS Alabama, Inc. ("IMS AB"), a Delaware corporation, with offices at 1155 Business Center Drive, Horsham, PA 19044-3454 (each, a "Borrower" and jointly and severally, the "Borrowers").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, the Borrowers have requested the Lenders to make available to the Borrowers a revolving line of credit for loans and letters of credit in an amount not to exceed $40,000,000 in the aggregate outstanding at any time and which extensions of credit the Borrowers will use to refinance existing Debt for Borrowed Money, for their working capital needs and general business purposes; and

         WHEREAS, the Lenders have agreed to make available to the Borrowers a revolving credit facility upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrowers hereby agree as follows:


                                    ARTICLE l

                        INTERPRETATION OF THIS AGREEMENT
                        --------------------------------

   l.l Definitions.  As used herein:
       -----------

                  "Accounts"  means all of the Borrowers' now owned or hereafter
                   --------
acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

                  "Account Debtor" means each  Person obligated in any way on or
                   --------------
in connection with an Account.

                   "ACH  Transactions"  means  any cash  management  or  related
                   ------------------
services including the automatic clearing house transfer of funds by the Bank for the account of either Borrower pursuant to agreement or overdrafts.

                  "Affiliate"  means, as to any Person,  any other Person which,
                   ---------
directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Affiliate  Guaranties"  means the  guaranties by Services and
                   ---------------------
Envirosource of the Obligations, dated the Closing Date, as amended and in effect from time to time.

                  "Affiliate  Security  Agreements" means the Security Agreement
                   -------------------------------
made by Services to secure the Affiliate Guaranty made by Services, dated the Closing Date, as amended and in effect from time to time, the Pledge Agreement made by Envirosource, dated the Closing Date, as amended and in effect from time to time and the Pledge Agreement made by IMS AB, dated the Closing Date, as amended and in effect from time to time.

                  "Agent"  means the Bank,  solely in its  capacity as agent for
                   -----
the Lenders, and any successor agent appointed in accordance with the terms hereof.

                  "Agent Advances" has the meaning specified in Section 2.2(i).
                   --------------                                       ------

                  "Agent's  Liens" means the Liens in the Collateral  granted to
                   --------------
the Agent, for the benefit of the Lenders, Bank, and Agent pursuant to this Agreement and the other Loan Documents.

                  "Agent  Related  Persons"  means the Agent,  together with its
                   -----------------------
Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Agent and such Affiliates.

                  "Aggregate Revolver  Outstandings" means, at any time: the sum
                   --------------------------------
of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

                  "Agreement" means this Loan and Security Agreement, as amended
                   ---------
and in effect from time to time.

                  "Anniversary Date" means each anniversary of the Closing Date.
                   ----------------

                  "Applicable  Margin" means with respect to any Loan, except as
                   ------------------
otherwise provided in the immediately succeeding sentence, the amount set forth below which corresponds to the Leverage Ratio set forth below for the four (4) fiscal quarter period of IMS ended with the most recent fiscal quarter of IMS for which the Agent receives the financial statements and Leverage Ratio Certificate required below, determined and adjusted as provided herein. On the Closing Date and thereafter until delivery of IMS's and its Subsidiaries financial statements pursuant to Section 7.2(c) for IMS's fiscal quarter ending September 30, 2000, the Libor Applicable Margin shall be 2.75% and the Base Rate

Applicable Margin shall be 1.25% and each shall thereafter be adjusted after each delivery to the Agent of the quarterly financial statements of IMS and its Subsidiaries required pursuant to Section 7.2(c) for each quarter (commencing
                                            ------
with the quarter ending September 30, 2000) together with the corresponding Leverage Ratio Certificate for the four fiscal quarter period ending on the last day of such fiscal quarter, each such adjustment to be effective on the first day of the first full calendar month after each such delivery.

                                        Libor Applicable           Base Rate
            Leverage Ratio                   Margin            Applicable Margin
            --------------                   ------            -----------------

             4.0                              2.25%                  .75%
             4.0 and  5.0                     2.50%                 1.00%
             5.0 and  6.0                     2.75%                 1.25%
             6.0 and  7.0                     3.00%                 1.50%
             7.0                              3.25%                 1.75%

                  Notwithstanding anything in this definition to the contrary in the event that the Agent shall fail to receive any such financial statements and the related Leverage Ratio Certificate for any of the first three fiscal quarters in any Fiscal Year of IMS within fifty-five (55) days following the end of such fiscal quarter (or within one-hundred (100) days following the end of the last fiscal quarter of each Fiscal Year), then the Applicable Margin shall, at the end of each such period, as appropriate, immediately and without notice or further action be the highest Applicable Margin provided herein (such Applicable Margin to be in effect until the first day of the first full calendar month after the Agent receives the quarterly financial statements of IMS and its Subsidiaries required under Section 7.2(c) for the most recent fiscal quarter of
                                    ------
IMS and the related Leverage Ratio Certificate).

                  "Assigned   Contracts"   means,   collectively,   all  of  the
                   --------------------
Borrowers' rights and remedies under, and all moneys and claims for money due or to become due to the Borrowers under those contracts set forth on Schedule 1.1, and any other material contracts, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of the Borrowers now or hereafter existing: (i) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (ii) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts ;
(iii) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (iv) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

                  "Assignee" has the meaning specified in Section 13.2(a).
                   --------                                       -------

                  "Assignment  and  Acceptance" has  the  meaning  specified  in
                   ---------------------------
Section 13.2(a).
---------------

                  "Attorney  Costs"  means and  includes  all  reasonable  fees,
                   ---------------
expenses and disbursements of any law firm or other counsel engaged by the Agent and the reasonable allocated cost of internal legal services of the Agent and all reasonable expenses and disbursements of internal counsel of the Agent.

                  "Availability"  means, at  any  time, (a) the  Borrowing  Base
                   ------------
minus (b) the Aggregate Revolver Outstandings.

                  "Bank"  means  Bank  of  America,  N.A.,  a  national  banking
                   ----
association, or any successor entity thereto.

                  "Bank  Products"  means any one or more of the following types
                   --------------
of services or facilities extended to the Borrowers by the Bank or any affiliate of the Bank in reliance on the Bank's agreement to indemnify such affiliate: (i) credit cards; (ii) ACH Transactions; and (iii) Interest Rate Protection Agreements.

                  "Bank  Product  Reserves"  means all reserves  which the Agent
                   -----------------------
from time to time establishes in its sole discretion for the Bank Products then provided or outstanding.

                  "Bankruptcy Code" means Title 11  of  the  United  States Code
                   ---------------
(11 U.S.C. ss. 101 et seq.).

                  "Base Rate" means, for any day, the rate of interest in effect
                   ---------
for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a prime point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

                  "Base Rate Loans" means, collectively, the Base Rate Revolving
                   ---------------
Loans.

                  "Base Rate Revolving  Loan" means a Revolving  Loan during any
                   -------------------------
period in which it bears  interest  based on the Base Rate.

                  "Blocked  Account   Agreement"  means  an  agreement  among  a
                   ----------------------------
Borrower, the Agent and a Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

                  "Borrowing"   means  a  borrowing   hereunder   consisting  of
                   ---------
Revolving Loans made on the same day by the Lenders to a Borrower (or by Bank in the case of a Borrowing funded by Non-Ratable Loans) or by the Agent in the case of a Borrowing consisting of an Agent Advance.

                  "Borrowing  Base" means,  at any time,  an amount equal to (a)
                   ---------------
the lesser of (i) the Maximum Revolver Amount or (ii) the sum of (A) eighty-five percent (85%) of the Net Amount of Eligible Accounts of IMS; plus (B) the lesser of (I) $20,000,000 and (II) forty-five percent (45%) of the orderly liquidation value of Eligible Equipment of IMS minus, in each case, any amount included in the calculation of Borrowing Base under subsections (C)(y) and (D)(II)(y) hereof; plus (C) the sum of (x) eighty-five percent (85%) of the Net Amount of Eligible Accounts of IMS AB plus (y) forty-five percent (45%) of the orderly liquidation value of Eligible Equipment of IMS AB; plus (D) solely for the period commencing the Closing Date through March 31, 2000 the lesser of (I) $3,000,000 and (II) the sum of (x) eighty-five percent (85%) of the Net Amount of Eligible Services Accounts plus (y) forty-five percent (45%) of the orderly liquidation value of Eligible Services Equipment minus (b) the sum of (i) the Bank Product Reserve and (ii) all other reserves which the Agent deems necessary in the exercise of its reasonable credit judgment to maintain with respect to the Borrowers' account, including reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of the Borrowers.

                  "Borrowing  Base   Certificate"   means  a  certificate  by  a
                   -----------------------------
Responsible  Officer of IMS,  substantially in the form of Exhibit B (or another
                                                           ---------
form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by IMS and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

                  "Business  Day"  means  (a)  any day  that is not a  Saturday,
                   -------------
Sunday, or a day on which banks in New York, New York or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

                  "Capital Adequacy Regulation" means any guideline,  request or
                   ---------------------------
directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Capital  Expenditures" means all payments due (whether or not
                   ---------------------
paid) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease.

                  "Capital  Lease"  means any lease of  property  by a  Borrower
                   --------------
which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of such Borrower.

                  "Capital  Stock"  means any and all  shares,  partnership  and
                   --------------
other interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) the equity of a Person.

                  "Change of Control" means (a) IMS shall no longer  continue to
                   -----------------
own 100% of all classes of stock of IMS AB, Limited and Services (other than as a result of a merger of Services or IMS AB into IMS), (b) IU shall no longer continue to own 100% of all classes of stock of IMS, (c) Envirosource shall no longer continue to own 100% of all classes of stock of IU, (d) the acquisition by any "Person" or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision to either of the foregoing, including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of Capital Stock representing more than the greater of (i) 20% of the total voting power entitled to vote in the election of the Board of Directors of Envirosource or such other Person surviving the transaction and (ii) the total voting power (entitled to vote in the election of the Board of Directors of Envirosource or such other Person surviving the transaction) of the Principals; (e) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Envirosource (together with any new directors whose election by such board of Directors or whose nomination for election by the shareholders of Envirosource was approved by a vote of 66-2/3% of the directors of Envirosource then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Envirosource then in office or (f) a "Change of Control" under and as defined in the Senior Notes Indentures shall have occurred.

                  "Clearing   Bank"   means  the  Bank  or  any  other   banking
                   ---------------
institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

                  "Closing Date" means the date of this Agreement.
                   ------------

                  "Closing Fee" has the meaning specified in Section 3.4.
                   -----------                               -----------

                  "Code"  means the Internal  Revenue  Code of 1986,  as amended
                   ----
from time to time, and any successor statute, and regulations promulgated thereunder.

                  "Collateral" has the meaning specified in Section 6.1.
                   ----------                               -----------

                  "Commitment"  means, at any time with respect to a Lender, the
                   ----------
principal amount set forth beside such Lender's name under the heading "Commitment" on the signature pages of this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.2, as such Commitment
                                                ------------
may be adjusted from time to time in accordance  with the  provisions of Section
                                                                         -------
13.2, and "Commitments" means, collectively, the aggregate amount of the
----
commitments of all of the Lenders.

                  "Contaminant" means any waste, pollutant, hazardous substance,
                   -----------
toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.
  ----

                  "Credit Support" has the meaning specified in Section 2.4(a).
                   --------------                               --------------

                  "Debt"  means,   as  to  each   Borrower,   all   liabilities,
                   ----
obligations and indebtedness of such Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (i) such Borrowers' liabilities and obligations to trade creditors; (ii) all Obligations; (iii) all obligations and liabilities of any Person secured by any Lien on the property of a Borrower, even though such Borrower shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited
--------   -------
in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Borrower prepared in accordance with GAAP; (iv) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by either
Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that
                                                         --------  -------
all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of either Borrower prepared in accordance with GAAP; and (v) all obligations and liabilities under Guaranties.

                  "Debt For Borrowed  Money" means,  as to any Person,  Debt for
                   ------------------------
borrowed money or as evidenced by notes, bonds, debentures or similar evidences of any such Debt of such Person, the deferred and unpaid purchase price of any property or business (other than trade accounts payable incurred in the ordinary course of business and constituting current liabilities) and all obligations under Capital Leases.

                  "Default"  means any  event or  circumstance  which,  with the
                   -------
giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "Defaulting Lender" has the meaning specified in
                   -----------------
Section 2.2(g)(ii).
------------------

                  "Default Rate" means a fluctuating  per annum interest rate at
                   ------------
all times equal to the sum of (a) the  otherwise  applicable  Interest Rate plus
(b) two percent (2%). Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, with respect to Letters of Credit, the Default Rate shall mean an increase in the Letter of Credit Fee by two (2) percentage points.

                  "Distribution"  means, in respect of any corporation:  (a) the
                   ------------
payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation.

                  "DOL" means  the  United  States  Department of  Labor or  any
                   ---
successor department or agency.

                  "Dollar" and "$"  mean  dollars  in the lawful currency of the
                   ------       -
United States.

                  "EBITDA"  means,  with  respect  to any  fiscal  period of any
                   ------
Person, such Person's net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by such Person in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person other than a wholly owned Subsidiary in which such Person has an ownership interest unless (and only to the extent) such earnings shall actually have been received by such Person in the form of cash distributions; (e) earnings of any Person to which assets of such Person shall have been sold, transferred or disposed of, or into which such Person shall have been merged, or which has been a party with such Person to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of such Person or from cancellation or forgiveness of Debt; (g) gain arising from extraordinary items or non-recurring items, as determined in accordance with GAAP, or from any other non-recurring transaction; (h) non-cash writedowns of fixed assets and (i) the sum of the provisions for income taxes, interest expense, depreciation and amortization expense, other non-cash charges and the effect of accounting changes, in each case to the extent deducted in determining net income for such period.

                  "Eligible  Accounts" means the Accounts which the Agent in the
                   ------------------
exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility in accordance with the exercise of its reasonable commercial discretion, Eligible Accounts shall not, unless the Agent in its sole discretion elects, include any Account:

                  (a) with respect to which more than 90 days have elapsed since the date of the original invoice therefor or it is more than 60 days past due;

                  (b)  with  respect  to  which  any  of  the   representations,
warranties,  covenants,  and agreements contained in Section 6.8 are not or have
                                                     -----------
ceased to be complete and correct or have been breached;

                  (c) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

                  (d) which represents a progress billing (as hereinafter defined) or as to which a Borrower has extended the time for payment without the consent of the Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon a Borrower's completion of any further performance under the contract or agreement;

                  (e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

                  (f) if fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under clause (a) above;

                  (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States or Canada; or (ii) is not organized under the laws of the United States or Canada or any state or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Agent in its discretion;

                  (h) owed by an Account Debtor which is an Affiliate or employee of a Borrower;

                  (i) except as provided in clause (k) below, with respect to which either the perfection, enforceability, or validity of the Agent's Lien in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

                  (j) owed by an Account Debtor to which either Borrower is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

                  (k) owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727 et seq.), and any other steps necessary to perfect the Agent's Lien
     -- ---
therein, have been complied with to the Agent's satisfaction with respect to such Account;

                  (l) owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof to the extent that the aggregate amount of all such Accounts is greater than $1,000,000;

                  (m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

                  (n)  which  is  evidenced  by  a  promissory   note  or  other
instrument or by chattel paper;

                  (o) if the Agent believes, in the exercise of its reasonable credit judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

                  (p) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit a Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year; or

                  (q) which arises out of a sale not made in the ordinary course of a Borrower's business;

                  (r) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by either Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

                  (s) owed by an Account Debtor which is obligated to the Borrowers respecting Accounts the aggregate unpaid balance of which exceeds twenty percent (20%) (thirty-five percent (35%) with respect to Accounts of USX, Inc.) of the aggregate unpaid balance of all Accounts owed to the Borrowers at such time by all of the Borrowers Account Debtors, but only to the extent of such excess;

                  (t) which arises out of an enforceable contract or order which, by its terms, forbids, restricts or makes void or unenforceable the granting of a Lien by either Borrower to the Agent with respect to such Account; or

                  (u) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders.

                  If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

                  "Eligible  Assignee" means (a) a commercial  bank,  commercial
                   ------------------
finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement;
(c) any Affiliate of any Lender; and (d) if an Event of Default exists, any Person reasonably acceptable to the Agent.

                  "Eligible  Equipment"  means  Equipment,   valued  at  orderly
                   -------------------
liquidation value as determined by appraisers acceptable to Agent, or, if any Equipment is subject to a purchase option granted to an Account Debtor, such Equipment shall be valued at the lower of such appraised orderly liquidation value and the purchase price option therefor. In each case Eligible Equipment shall be solely that Equipment which the Agent, in its reasonable commercial discretion, determines to meet all of the following requirements:

                  (a) such Equipment is subject to the Agent's Liens, which are perfected as to such Equipment, and is subject to no other Lien whatsoever (other than the Liens described in clause (d) of the definition of Permitted Liens and that such Permitted Liens (i) are junior in priority to the Agent's Liens and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral),

                  (b) such Equipment is in good condition, not unmerchantable, and meets all standards imposed by any applicable governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale,

                  (c) such Equipment is currently either usable or salable, at prices not less than the orderly liquidation value of such Equipment (as set forth in the most recent appraisal or update thereof delivered to the Agent), in the normal course of the applicable Borrower's business,

                  (d) such Equipment is located within the United States or Canada (and not in-transit from vendors or suppliers),

                  (e) if such Equipment is located in a public warehouse or in possession of a bailee or in a facility leased by a Borrower, or operated by another Person (other than an Account Debtor), the warehouseman, or the bailee, or the lessor or such other person has delivered to the Agent, if requested by the Agent, a subordination agreement in form and substance satisfactory to the Agent,

                  (f) if such Equipment contains or bears any Proprietary Rights licensed to a Borrower by any Person, the Agent shall be satisfied that it may sell or otherwise dispose of such Equipment in accordance with Article 11
                                                                      ----------
without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Equipment pursuant to the existing license agreement), and, if the Agent deems it necessary, the applicable Borrower shall deliver to the Agent a consent or sublicense agreement from such licensor in form and substance reasonably acceptable to the Agent, and

                  (g) such Equipment is not determined by the Agent in its reasonable commercial discretion, to be ineligible for any other reason.

                  If any Equipment at any time ceases to be Eligible Equipment, such Equipment shall promptly be excluded from the calculation of Eligible Equipment.

                  "Eligible Services Accounts" means Accounts of Services, which
                   --------------------------
the Agent, in the exercise of its reasonable commercial discretion, would have determined to have been Eligible Accounts if such Accounts had been Accounts of IMS.

                  "Eligible  Services  Equipment"  means  Equipment of Services,
                   -----------------------------
which the Agent, in the exercise of its reasonable commercial discretion, would have determined to have been Eligible Equipment if such Equipment had been owned by a Borrower. Eligible Services Equipment shall be valued in the same manner as Eligible Equipment.

                  "Environmental  Claims" means all claims, however asserted, by
                   ---------------------
any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                  "Environmental  Laws" means all federal,  state or local laws,
                   -------------------
statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

                  "Environmental Lien" means a Lien in favor of any Governmental
                   ------------------
Authority for (1) any liability under Environmental Laws, or (2) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

                  "Environmental  Property  Transfer  Act" means any  applicable
                   --------------------------------------
requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Acts" or "Responsible Property Transfer Acts."

                "Envirosource" means Envirosource, Inc., a Delaware corporation.
                 ------------

                  "Equipment"   means  all  of  the  Borrowers'  now  owned  and
                   ---------
hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, and office equipment, as well as all of the Borrowers' rights and interests with respect to all of such types of property leased by a Borrower and under all such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

                  "ERISA" means the Employee  Retirement  Income Security Act of
                   -----
1974, and regulations promulgated thereunder.


                  "ERISA  Affiliate"  means any trade or business  (whether  or
                   ----------------
not incorporated) under common control with either Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                  "ERISA  Event" means (a) a Reportable  Event with respect to a
                   ------------
Pension Plan; (b) a withdrawal by a Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan; (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Borrower or any ERISA Affiliate.

                  "Event of Default" has the meaning specified in Section 11.1.
                   ----------------                               ------------

                  "Exchange Act" means the Securities  Exchange Act of 1934, and
                   ------------
regulations promulgated thereunder.

                  "Existing Credit Agreement" means the Credit Agreement,  dated
                   -------------------------
as of December 19, 1995, among Envirosource, IMS, the lenders party thereto, Nationsbank, N.A., as Administrative Agent, and Credit Lyonnais New York Branch, as syndication Agent, as the same has been amended, supplemented or otherwise modified from time to time.

                  "FDIC" means the Federal Deposit  Insurance  Corporation,  and
                   ----
any Governmental Authority succeeding to any of its principal functions.

                  "Federal  Funds Rate"  means,  for any day, the rate per annum
                   -------------------
(rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

                  "Federal  Reserve  Board"  means the Board of Governors of the
                   -----------------------
Federal Reserve System or any successor thereto.

                  "Fee  Letter"  means  the  letter  agreement  dated  as of the
                   -----------
Closing Date between the Borrowers and the Agent.

                  "Financial  Statements"  means,  according  to the  context in
                   ---------------------
which it is used,  the  financial  statements  referred to in Section 8.6 or any
                                                              -----------
other financial statements required to be given to the Lenders pursuant to this Agreement.

                  "Fiscal Year" means the  Borrowers'  fiscal year for financial
                   -----------
accounting purposes. The current Fiscal Year of the Borrowers will end on December 31, 1999.

                  "Fixed Assets" means the Equipment and Real Estate of the
                   ------------
Borrowers.

                  "Fixed  Charge  Coverage  Ratio"  means for any Person for any
                   ------------------------------
four fiscal quarter period ending on the date of determination, the ratio of (a) EBITDA, to (b) the sum of (i) total interest expense for such period (exclusive of interest on Intercompany Accounts not paid in cash, amortization of deferred financing fees in connection with this Agreement and amortization of deferred financing fees that were accelerated as a result of the termination of the Existing Credit Agreement), (ii) all payments on account of the principal amount of any Debt for Borrowed Money (other than the Obligations and the Debt under the Existing Credit Agreement), (iii) taxes accrued during such period, (iv) Capital Expenditures made during such period other than Capital Expenditures that have been funded with Debt permitted pursuant to Section 9.13(e) and (v) without duplication of (i), (ii), (iii) and (iv) above, all interest expense of Envirosource in respect of the Senior Notes for such period to the extent the cash utilized to make any interest payment on the Senior Notes during such period was generated by IMS or any of its Subsidiaries, all Distributions, Restricted Investments, repayments of Debt, management fees and all other transfers and payments made during such period by IMS or any of its Subsidiaries to Parent, Envirosource or any other Affiliate of Envirosource other than IMS or a subsidiary of IMS except for the repayment of $7,309,589 of insurance proceeds received prior to the Closing Date by IMS and repayment of any Intercompany Accounts constituting advances made to IMS after the Closing Date by a Person other than IMS or any of its Subsidiaries.

                  "FS&C" means Freeman  Spogli & Company,  a California  general
                   ----
partnership, or Freeman Spogli & Company, Incorporated, a Delaware corporation.

                  "Funding Date" means the date on which a Borrowing occurs.
                   ------------

                  "GAAP" means  generally  accepted  accounting  principles  and
                   ----
practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are (subject to Section 1.2) applicable to the circumstances as of the date of determination.

                  "General Intangibles" means all of the Borrower's now owned or
                   -------------------
hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Borrower of every kind and nature (other than Accounts), including, without limitation, all contract rights, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to the Borrower in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to the Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which the Borrower is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Borrower.

                  "Governmental  Authority" means any nation or government,  any
                   -----------------------
state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Guarantors"  means   Envirosource,   IU,  Services  and  each
                   ----------
Borrower.

                  "Guaranty" means, with respect to any Person,  all obligations
                   --------
of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

                  "IMS" has the meaning set forth in the first paragraph of this
                   ---
 Agreement.

                  "IMS AB" has the meaning set forth in the first paragraph of
                   ------
its Agreement.

                  "Intercompany  Accounts"  means all  assets  and  liabilities,
                   ----------------------
however arising, which are due to a Borrower from, which are due from a Borrower to, or which otherwise arise from any transaction by such Borrower with, any Affiliate.

                  "Interest Period" means, as to any LIBOR Rate Loan, the period
                   ---------------
commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the applicable Borrower in its Notice of Borrowing, in the form attached hereto as Exhibit A, or Notice of Continuation/Conversion, in the form attached hereto as
---------
Exhibit C provided that:
---------

                       (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                       (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                       (iii) no Interest Period shall extend beyond the Stated Termination Date.

                  "Interest  Rate"  means  each  or any of the  interest  rates,
                   --------------
including the Default Rate, set forth in Section 3.1.
                                         -----------

                  "Interest  Rate  Protection  Agreement"  means (a) any and all
                   -------------------------------------
rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, or (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Associations, Inc., or any other master agreement (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a "Master Agreement"), including but not limited to any such obligations or
 -----------------
liabilities under any Master Agreement.

                  "Inventory"   means  all  of  the  Borrowers'  now  owned  and
                   ---------
hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or might be consumed in each Borrower's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

                  "Investment Property" means all the Borrowers' right title and
                   -------------------
interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

                  "IRS" means the Internal  Revenue Service and any Governmental
                   ---
Authority succeeding to any of its principal functions under the Code.

                  "IU"   means  IU   International   Corporation,   a   Delaware
                   --
corporation.

                  "Latest  Projections"  means:  (a) on  the  Closing  Date  and
                   -------------------
thereafter until the Agent receives new projections  pursuant to Section 7.2(f),
                                                                 --------------
the projections of the Borrowers' financial condition, results of operations, and cash flow, for the period commencing on January 1, 1999 and ending on December 31, 1999 and delivered to the Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Agent pursuant to
Section 7.2(f).
--------------

                  "Lender"  and  "Lenders"  have the  meanings  specified in the
                   ------         -------
introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be
             --------
taken into account in determining any Lender's Pro Rata Share.

                  "Letter of Credit"  means a letter of credit  issued or caused
                   ----------------
to be issued for the  account of a Borrower  pursuant  to Section  2.4 and those
                                                          ------------
letters of credit issued for the account of Envirosource,  set forth on Schedule
8.31 hereto, which are guaranteed by the Borrowers hereunder.

                  "Letter of Credit  Fee" has the meaning  specified  in Section
                   ---------------------                                 -------
3.6.
---

                  "Letter of Credit Issuer" means the Bank, any affiliate of the
                   -----------------------
Bank or any other financial institution that issues any Letter of Credit pursuant to this Agreement.

                  "Leverage  Ratio" means,  for any four fiscal quarter  period,
                   ---------------
the ratio of (a) the sum of (i) the average amount outstanding of Debt for Borrowed Money of IMS and its Subsidiaries for such period plus (ii) the average outstanding principal amount of the Senior Notes for such period to (b) EBITDA for IMS and its Subsidiaries for such period.

                  "Leverage  Ratio   Certificate"   means  a  certificate  of  a
                   -----------------------------
Responsible Officer of IMS setting forth the Leverage Ratio for the four (4) fiscal quarter period of IMS ending on the last day of each fiscal quarter of IMS, together with such supporting documentation and calculations as the Agent may reasonably request with respect to such Leverage Ratio.

                  "LIBOR Rate" means, for any Interest  Period,  with respect to
                   ----------
LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

                  LIBOR Rate  =          Offshore Base Rate
                                 ------------------------------------
                                 1.00 - Eurodollar Reserve Percentage

                  Where:

                  "Offshore  Base Rate"  means the rate per annum  appearing  on
                   -------------------
Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO
--------   -------
Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Agent's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

                  "Eurodollar  Reserve Percentage" means, for any day during any
                   ------------------------------
Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to Lender under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "LIBOR Rate Loans" means,  collectively,  the LIBOR  Revolving
                   ----------------
Loans.

                  "LIBOR  Revolving  Loan"  means a  Revolving  Loan  during any
                   ----------------------
period in which it bears interest based on the LIBOR Rate.

                  "Lien"  means:  (a)  any  interest  in  property  securing  an
                   ----
obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

                  "Limited"  means  International  Mill  Services,   Limited,  a
                   -------
Canadian corporation.

                  "Loan Account" means the loan account of each Borrower,  which
                   ------------
account shall be maintained by the Agent.

                  "Loan  Documents"   means  this  Agreement,   the  Patent  and
                   ---------------
Trademark Agreements, the Mortgages (if any), the Parent Guaranty, Affiliate Guaranties, Affiliate Security Agreements, Pledge Agreement, Parent Pledge Agreement, the Fee Letter and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

                  "Loans" means, collectively, all loans and  advances  provided
                   -----
for in Article 2.
       ---------

                  "Majority  Lenders"  means at any time Lenders  whose Pro Rata
                   -----------------
Shares aggregate more than 50% as such percentage is determined under the definition of Pro Rata Share set forth herein.

                  "Margin Stock" means "margin stock" as such term is defined in
                   ------------
Regulation T, U or X of the Federal Reserve Board.

                  "Master Agreement" has the meaning specified in the definition
                   ----------------
 of "Interest Rate Protection Agreement".

                  "Material  Adverse Effect" means (a) a material adverse change
                   ------------------------
in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrowers or the

Collateral; (b) a material impairment of the ability of any Borrower to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower of any Loan Document.

                  "Maximum Revolver Amount" means $40,000,000.
                   -----------------------

                  "Mortgages"  means and includes any and all of the  mortgages,
                   ---------
deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by a Borrower to or for the benefit of the Agent by which the Agent, on behalf of the Lenders, acquires a Lien on the Real Estate or a collateral assignment of a Borrower's interest under leases of Real Estate, and all amendments, modifications and supplements thereto.

                  "Multi-employer Plan" means a "multi-employer plan" as defined
                   -------------------
in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by a Borrower or any ERISA Affiliate.

                  "Net  Amount of Eligible  Accounts"  means,  at any time,  the
                   ---------------------------------
gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

                  "Non-Ratable Loan" and "Non-Ratable Loans" have the meanings
                   ----------------       -----------------
specified in Section 2.2(h).

                  "Notice of  Borrowing"  has the meaning  specified  in Section
                   -------------------
2.2(b).

                  "Notice of Conversion/Continuation" has the meaning specified
                   ---------------------------------
in Section 3.2(b).

                  "Obligations"  means all present and future  loans,  advances,
                   -----------
liabilities, obligations, covenants, duties, and debts owing by the Borrowers to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrowers hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

                  "Other Taxes" means any present or future stamp or documentary
                   -----------
taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                  "Parent" means IU.
                   ------

                  "Parent  Guaranty"  means the  guaranty  by the  Parent of the
                   ----------------
Obligations dated the Closing Date, as amended and in effect from time to time.

                  "Parent Pledge  Agreement"  means the Pledge Agreement made by
                   ------------------------
the Parent dated the Closing Date, as amended and in effect from time to time.

                  "Participant" means any Person who shall have been granted the
                   -----------
right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender which does not violate Section 13.2(e) hereof.

                  "Passive Investor" means any Person or group of Persons (other
                   ----------------
than the Principals) that at all times reports its voting power and beneficial ownership of capital stock of the Parent to the SEC on Schedule 13G or has the right to do so.

                  "Patent  and  Trademark   Agreements"  means  the  Trademarks,
                   -----------------------------------
Copyrights and Patents Collateral Assignment, Security Agreement and Mortgage, together with the assignments attached thereto, dated as of the date hereof, executed and delivered by the Borrowers and Services to the Agent to evidence and perfect the Agent's security interest in the Borrowers' and Services' present and future patents, trademarks, and related licenses and rights, for the benefit of the Agent and the Lenders.

                  "Payment Account" means each bank account established pursuant
                   ---------------
to Section  6.9,  to which the  proceeds of Accounts  and other  Collateral  are
   ------------
deposited or credited, and which is maintained in the name of the Agent, a Borrower or Services, as the Agent may determine, on terms acceptable to the Agent.

                  "PBGC" means the Pension  Benefit  Guaranty  Corporation or
                   ----
any  Governmental  Authority  succeeding to the functions thereof.

                  "PCBs" has the meaning specified in the definition of
                   ----
"Contaminant."

                  "Pending  Revolving  Loans" means,  at any time, the aggregate
                   -------------------------
principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

                  "Pension  Plan"  means a pension  plan (as  defined in Section
                   -------------
3(2) of ERISA)  subject to Title IV of ERISA  which  either  Borrower  sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

                  "Permitted Holders" means the collective reference to the
                   -----------------
 Principals and any Passive Investor.

                  "Permitted Liens" means:
                   ---------------

                  (a) Liens for taxes not delinquent or statutory Liens for taxes in an amount not to exceed $2,000,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the applicable Borrower's books and records and a stay of enforcement of any such Lien is in effect;

                  (b) the Agent's Liens;

                  (c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds or Liens on proceeds of insurance policies solely to secure payment of premiums under such policies;

                  (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided
                                                                     --------
that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $100,000 in the aggregate;

                  (e) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially
                           --------
detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the applicable Borrower's business;

                  (f) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect; and

                  (g) Liens listed on Schedule 9.19 hereof.

                  "Permitted Rentals" has the meaning specified in Section 9.24.
                   -----------------                               ------------

                  "Person"   means   any   individual,    sole   proprietorship,
                   ------
partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

                  "Plan"  means an employee  benefit plan (as defined in Section
                   ----
3(3) of ERISA) which either Borrower sponsors or maintains or to which either Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "Pledge  Agreement"  means the  Pledge  Agreement  made by IMS
                   -----------------
dated the Closing Date, as amended and in effect from time to time.

                  "Principals"   means  (a)  FS&C  and  any  of  its  Affiliates
                   ----------
(provided that FS&C has the power, directly or indirectly, to direct or cause the direction of the management and policies of such Affiliates) and (b) any member of the executive management of Envirosource prior to the occurrence of the circumstance constituting a potential Change of Control.

                  "Pro Rata Share" means,  with respect to a Lender,  a fraction
                   --------------
(expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender's participation in Non-Ratable Loans and Agent Advances.

                  "Proprietary Rights" means all of the Borrowers' now owned and
                   ------------------
hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 8.13 hereto, and all other rights under any of
                        -------------
the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

                  "Purchase Money Liens" means purchase money mortgages or other
                   --------------------
purchase money Liens (including, without limitation, Capital Leases) in favor of non-Affiliates of the Borrowers upon any fixed or capital assets hereafter acquired by a Borrower constituting real property interests or machinery and equipment, or purchase money mortgages (including, without limitation, Capital Leases) on any such assets hereafter acquired or existing at the time of acquisition of such assets by a Borrower, whether or not assumed, so long as (i) any such Lien does not extend to or cover any other asset of a Borrower, (ii) such Lien secures only the obligation to pay the purchase price of such asset (or the obligation under such Capital Leases), interest thereon and other customary incidental obligations relating thereto only, and (iii) the cost of each such acquisition constitutes a Capital Expenditure permitted by Section

9.23(a) hereunder but is not part of the Capital Expenditures required to be made under Section 9.23(b) hereunder.

                  "Real  Estate"  means all of the  Borrowers'  now or hereafter
                   ------------
owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Borrowers' now or hereafter owned or leased interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto.

                  "Release" means a release, spill, emission,  leaking, pumping,
                   -------
injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

                  "Rentals" has the meaning specified in Section 9.24.
                   -------                               ------------

                  "Reportable  Event"  means,  any of the  events  set  forth in
                   -----------------
Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Required  Lenders"  means at any time Lenders  whose Pro Rata
                   -----------------
Shares aggregate more than 66 2/3% as such percentage is determined under the definition of Pro Rata Share set forth herein.

                  "Requirement  of  Law"  means,  as  to  any  Person,  any  law
                   --------------------
(statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Responsible Officer" means the chief executive officer or the
                   -------------------
president of the applicable Borrower, the chief financial officer, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer, the treasurer or controller of the applicable Borrower, or any other officer having substantially the same authority and responsibility.

                  "Restricted  Investment"  means,  as  to  each  Borrower,  any
                   ----------------------
acquisition of property by such Borrower in exchange for cash or other property, whether in the form of an acquisition of Capital Stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except the following: (a) acquisitions of Equipment to be used in the business of the Borrowers so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) acquisitions of Inventory in the ordinary course of business of the Borrowers; (c) acquisitions of current assets acquired in the ordinary course of business of the Borrowers; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within
                                 --------
one year from the date of acquisition thereof; (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; (f) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; (g) Interest Rate Protection Agreements; and (h) a one time purchase of technology and related rights in an amount not to exceed $700,000; provided that in the case of each investment set forth in clauses (d), (e) and
(f) above, such investment is pledged to the Agent for the benefit of the Lenders.

                  "Revolving Loans" has the meaning specified in Section 2.2 and
                   ---------------                               -----------
includes each Agent Advance and Non-Ratable Loan.

                  "SEC"  means  the  United  States   Securities   and  Exchange
                   ---
Commission   and   any   other   Governmental   Authority   succeeding   to  the
responsibilities thereof.

                  "Senior Notes" means the notes issued by Envirosource pursuant
                   ------------
to the Senior Notes Indentures.

                  "Senior  Notes  Indentures"  means (a) the  Indenture  made by
                   -------------------------
Envirosource dated as of July 1, 1993 providing for the issuance of $220,000,000 9 3/4% Senior Notes due 2003 and (b) the Indenture made by Envirosource dated September 30, 1997 providing for the issuance of $50,000,000 9 3/4% Senior Notes due 2003.

                  "Services"  means IMS Steel  Services,  Inc.,  a  Pennsylvania
                   --------
corporation.

                  "Settlement" and "Settlement Date" have the meanings specified
                   ----------       ---------------
in Section 2.2(j)(i).
   -----------------

                  "Solvent"  means when used with  respect to any Person that at
                   -------
the time of determination:

                       (i) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities);

                       (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured;

                       (iii) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

                       (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Stated Termination Date" means March 31, 2003.
                   -----------------------

                  "Subsidiary" of a Person means any  corporation,  association,
                   ----------
partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of IMS.

                  "Taxes"  means any and all  present or future  taxes,  levies,
                   -----
imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

                  "Termination  Date"  means  the  earliest  to occur of (i) the
                   -----------------
Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrowers pursuant to Section 4.2 or by the Majority Lenders pursuant to
                             -----------
Section 11.2, and (iii) the date this Agreement is otherwise  terminated for any
------------
reason whatsoever.

                  "Total Facility" has the meaning specified in Section 2.1.
                   --------------

                  "UCC"  means the  Uniform  Commercial  Code (or any  successor
                   ---
statute) of the State of New York or of any other state the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

                  "Unfunded  Pension  Liability"  means  the  excess of a Plan's
                   ----------------------------
benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "Unused Letter of Credit Subfacility" means an amount equal to
                   -----------------------------------
$10,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding
            -----
Letters of Credit plus (b) the aggregate unpaid  reimbursement  obligations with
                  ----
respect to all Letters of Credit.

                  "Unused Line Fee" has the meaning specified in Section 3.5.
                   ---------------                               -----------

        1.2 Accounting  Terms.  Any accounting term used in this Agreement shall
            -----------------
have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied. Financial Statements and other information required to be delivered by the Borrowers to the Lenders pursuant to Article VII shall be prepared in accordance with GAAP as in effect on the date of such Financial Statements; amounts used for determining compliance with the covenants set forth in Sections 9.23, 9.24, 9.25 and 9.26 and for calculating the Applicable Margin shall be computed in accordance with GAAP as in effect on the Closing Date. In the event GAAP as in effect after the Closing Date differs from GAAP as in effect on the Closing Date in a manner that causes the amounts for specified items shown in the Financial Statements or other information to differ from amounts for such items used in determining compliance with the foregoing covenants or in calculating the Applicable Margin, the Borrowers will deliver a statement reconciling such differences.

        1.3  Interpretive  Provisions.  (a) The  meanings  of defined  terms are
             -----------------------
equally applicable to the singular and plural forms of the defined terms.

             (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

             (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (ii) The term "including" is not limiting and means "including without limitation."

                  (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

             (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

             (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

             (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

             (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.


                                    ARTICLE 2
                           LOANS AND LETTERS OF CREDIT
                          ---------------------------

        2.1 Total  Facility.  Subject to all of the terms and conditions of this
            ---------------
Agreement, the Lenders severally agree to make available a total credit facility of up to $40,000,000 (the "Total Facility") for the Borrowers' use from time to time during the term of this Agreement and for the use of Envirosource to the extent of the Envirosource Letters of Credit. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit up to the Borrowing Base, as described in Sections 2.2 and 2.4.
                                                          -------------     ---

        2.2  Revolving  Loans (a) Amounts.  Subject to the  satisfaction  of the
              ---------------     -------
conditions precedent set forth in Article 10, each Lender severally, but not jointly, agrees, upon the applicableBorrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the applicable Borrower in amounts not to exceed (except for the Bank with respect to Non-Ratable Loans or for the Agent with respect to Agent Advances) such Lender's Pro Rata Share of the Borrowing Base; provided that the Revolving Loans to IMS AB shall not exceed an amount equal to clause (a)(ii)(C) of the definition of Borrowing Base. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Availability on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If the Aggregate Revolver Outstandings exceed the Borrowing Base, the Lenders may refuse to make or otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 2.2(i).
   -------------

             (b) Procedure for Borrowing. (1) Each Borrowing shall be made upon the applicable Borrower's irrevocable written notice delivered to the Agent in the form of a notice of borrowing ("Notice of Borrowing"), in the form of Exhibit A hereto, together with a Borrowing Base Certificate reflecting
----------
sufficient Availability, (which must be received by the Agent prior to 11:00 a.m. (New York City time) (i) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) no later than 11:00 a.m. on the requested Funding Date, in the case of Base Rate Loans, specifying:

                       (A)  the  amount  of  the   Borrowing  and  the  Borrower
requesting the Borrowing;

                       (B) the requested Funding Date, which shall be a Business Day;

                       (C) whether the Revolving Loans requested are to be Base Rate Revolving Loans or LIBOR Revolving Loans (and if not specified, it shall be deemed a request for a Base Rate Revolving Loan); and

                       (D) the duration of the Interest Period if the requested Revolving Loans are to be LIBOR Revolving Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be one month;

provided,  however, that with respect to the Borrowing to be made on the Closing
--------   -------
Date, such Borrowings will consist of Base Rate Revolving Loans only.

                  (2) With respect to any request for Base Rate Revolving Loans, in lieu of delivering the above-described Notice of Borrowing the Borrower may give the Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but the Agent at all times shall be entitled to rely on the telephonic notice in making such Revolving Loans, regardless of whether any such confirmation is received by Agent.

                  (3) The Borrowers shall have no right to request a LIBOR Rate Loan while a Default or Event of Default has occurred and is continuing.

             (c) Reliance upon  Authority.  The  Borrowers  shall deliver to the
                 -----------------------
Agent, prior to the Closing Date, a writing setting forth the account of the Borrowers to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this Section 2.2, which account shall be
                                             -----------
reasonably satisfactory to the Agent. The Agent shall be entitled to rely conclusively on any Person's request for Revolving Loans on behalf of either Borrower, the proceeds of which are to be transferred to the account specified by the Borrowers pursuant to the immediately preceding sentence, until the Agent receives written notice from the Borrowers that the proceeds of the Revolving Loans are to be sent to a different account. The Agent shall have no duty to verify the identity of any individual representing him or herself as a person authorized by any Borrower to make such requests on its behalf.

             (d) No  Liability.  The Agent shall not incur any  liability to the
                 ------------
Borrowers as a result of acting upon any notice  referred to in Sections  2.2(b)
                                                                ----------------
and (c),  which notice the Agent believes in good faith to have been given by an
    ---
officer or other person duly authorized by the Borrowers to request Revolving Loans on its behalf or for otherwise acting in good faith under this Section
                                                                         -------
2.2, and the crediting of Revolving Loans to the Borrowers' deposit account,  or
---
transmittal to such Person as the Borrowers shall direct, shall conclusively establish the obligation of the Borrowers to repay such Revolving Loans as provided herein.

             (e) Notice  Irrevocable.  Any Notice of  Borrowing  (or  telephonic
                 -------------------
notice in lieu thereof) made pursuant to Section 2.2(b) shall be irrevocable and
                                         --------------
the Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

             (f)  Agent's  Election.  Promptly  after  receipt  of a  Notice  of
                  -----------------
Borrowing (or telephonic notice in lieu thereof) pursuant to Section 2.2(b), the
                                                             --------------
Agent shall elect,  in its  discretion,  (i) to have the terms of Section 2.2(g)
                                                                  --------------
apply to such requested Borrowing, or (ii) to request the Bank to make a Non-Ratable Loan pursuant to the terms of Section 2.2(h) in the amount of the
                                            ---------------
requested Borrowing;  provided,  however,  that if the Bank declines in its sole
                      --------   -------
discretion to make a  Non-Ratable  Loan  pursuant to Section  2.2(h),  the Agent
                                                     ---------------
shall  elect  to have the  terms  of  Section  2.2(g)  apply  to such  requested
                                      ---------------
Borrowing.

             (g)  Making of  Revolving  Loans.  (i) In the event  that the Agent
                  ---------------------------
shall  elect  to have the  terms of this  Section  2.2(g)  apply to a  requested
                                          ---------------
Borrowing as described  in Section  2.2(f),  then  promptly  after  receipt of a
                           ---------------
Notice of Borrowing or telephonic  notice pursuant to Section 2.2(b),  the Agent
                                                      --------------
shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in immediately available funds, to such account of the Agent as the Agent may designate, not later than 12:00 noon (New York City time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the applicable Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by the Agent to the account of the Borrowers, designated in writing by the Borrowers and acceptable to the Agent; provided, however, that, subject to the second sentence of Section 2.2(a), the amount of Revolving Loans so made on any date shall in no event exceed the Availability on such date.

                  (ii) Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the applicable Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice by the Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Revolving Loan for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the applicable Borrower of such failure to fund and, upon demand by the Agent, the applicable Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising such Borrowing. The failure of any Lender to make any

Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of any obligation hereunder to make a Revolving Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on any Funding Date.

                  (iii) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by either Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to the applicable Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re-lent to the applicable Borrower shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however,
                                                             --------   -------
that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrowers of their duties and obligations hereunder.

             (h) Making of Non-Ratable  Loans.  (i) In the event the Agent shall
                 ----------------------------
elect,  with the consent of the Bank,  to have the terms of this Section  2.2(h)
                                                                 ---------------
apply to a requested  Borrowing as described in Section  2.2(f),  the Bank shall
                                                ---------------
make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by the Bank pursuant to this Section 2.2(h) being referred to as a
                                         ---------------
"Non-Ratable Loan" and such Revolving Loans being referred to collectively as "Non-Ratable Loans") available to the applicable Borrower on the Funding Date applicable thereto by transferring same day funds to an account of the applicable Borrower, designated in writing by the applicable Borrower and acceptable to the Agent. Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). The Agent shall not request the Bank to make any Non-Ratable Loan if (A) the Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 10 will
                                                                 ----------
not be satisfied on the requested Funding Date for the applicable Borrowing,  or
(B) the requested Borrowing would exceed the Availability on such Funding Date. The Agent shall not otherwise be required to determine whether the applicable conditions precedent set forth in Article 10 have been satisfied or the
                                       -----------
requested Borrowing would exceed the Availability on the Funding Date applicable thereto prior to making, in its sole discretion, any Non-Ratable Loan.

                  (ii) The Non-Ratable Loans shall be secured by the Agent's Liens in and to the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time.

             (i) Agent Advances. (i) Subject to the limitations set forth in the
                 --------------
provisos contained in this Section 2.2(i), the Agent is hereby authorized by the
                           --------------
Borrowers and the Lenders, from time to time in the Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Article 10 have not been satisfied, to make Base Rate Revolving Loans to the Borrowers on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 15.7 (any of the advances
                                             -------------
described  in this  Section  2.2(i)  being  hereinafter  referred  to as  "Agent
                    ---------------
Advances");  provided,  that the  Required  Lenders  may at any time  revoke the
             --------
Agent's  authorization  contained in this Section 2.2(i) to make Agent Advances,
                                          --------------
any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof;

                  (ii) The Agent Advances shall be repayable on demand and secured by the Agent's Liens in and to the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to Base Rate Revolving Loans from time to time. The Agent shall notify each Lender in writing of each such Agent Advance.

             (j)  Settlement.  It is agreed that each Lender's funded portion of
                  ----------
the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                  (i) The Agent shall request settlement ("Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis if so determined by the Agent, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (New York City time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Bank, in the case of Non-Ratable Loans and the Agent in the case of Agent Advances) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to which Settlement is requested available to the Agent, to such account of the Agent as the Agent may designate, not later than 3:00 p.m. (New York City time), on the Settlement Date applicable thereto, which may occur before or after the occurrence or during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 10 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall
(A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans.

                  (ii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Bank or Agent, as applicable, shall pay to Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

                  (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to subsection (ii) above, the Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

                  (iv) Between Settlement Dates, the Agent, to the extent no Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause 2.2(j)(ii) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the

Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.

             (k)  Notation.  The Agent shall  record on its books the  principal
                  --------
amount of the Revolving Loans owing to each Lender, including the Non-Ratable Loans owing to the Bank, and the Agent Advances owing to the Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

             (l) Lenders'  Failure to Perform.  All Revolving  Loans (other than
                 ----------------------------
Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

        2.3 [Reserved].
            ----------

        2.4 Letters of Credit.
            -----------------

             (a) Agreement to Issue or Cause To Issue.  Subject to the terms and
                 ------------------------------------
conditions of this Agreement, and in reliance upon the representations and warranties of the Borrowers herein set forth, the Agent agrees (i) to cause the Letter of Credit Issuer to issue for the account of a Borrower one or more commercial/documentary and standby letters of credit and to cause the Letter of Credit Issuer to keep outstanding and not to require cash collateral or other credit support (other than the guaranty provided for herein secured by the Collateral) in respect of those letters of credit issued for the account of Envirosource set forth on Schedule 8.31 hereto (collectively, "Letters of Credit") and/or (ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to Agent, which issues Letters of Credit for the account of either Borrower (any such credit support or enhancement being herein referred to as a "Credit Support") in accordance with this Section 2.4 from time to time during the term of this Agreement. The letters of credit set forth in
Schedule 2.4 shall be Letters of Credit for all purposes hereunder.

             (b) Amounts;  Outside Expiration Date. The Agent shall not have any
                 ---------------------------------
obligation to take steps to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum undrawn amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof exceed the

Availability of the Borrowers at such time; or (iii) such Letter of Credit has an expiration date later than thirty (30) days prior to the Stated Termination Date or more than twelve (12) months from the date of issuance for standby letters of credit and 180 days for merchandise letters of credit; provided that standby letters of credit may have "evergreen" clauses in form and substance satisfactory to the Agent providing for automatic annual renewals unless terminated by the issuer thereof by written notice to the beneficiary of such Letter of Credit at least thirty days (120 days for existing Letters of Credit outstanding on the Closing Date) prior to the then scheduled expiration date.

             (c)  Other  Conditions.   In  addition  to  being  subject  to  the
                  -----------------
satisfaction of the applicable conditions precedent contained in Article 10, the obligation of the Agent to issue or to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent:

                  (1) The applicable Borrower shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer; and

                  (2) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

             (d) Issuance of Letters of Credit.
                 -----------------------------

                  (1) Request for Issuance.  The applicable  Borrower shall give
                      --------------------
the Agent three (3) Business Days prior written notice of such Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The applicable Borrower shall attach to such notice the proposed form of the Letter of Credit.

                  (2) Responsibilities of the Agent;  Issuance.  The Agent shall
                      ----------------------------------------
determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the applicable Borrower pursuant to Section 2.4(d)(1), (A) the amount of the
                                    ------------------
applicable Unused Letter of Credit Subfacility and (B) the Availability as of such date. If (i) the undrawn amount of the requested Letter of Credit is not greater than the Unused Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would not exceed the Availability of the Borrowers, the Agent shall, so long as the other conditions hereof are met, cause the Letter of Credit Issuer to issue the requested Letter of Credit on such requested effective date of issuance.

                  (3) Notice of Issuance.  On each  Settlement  Date,  the Agent
                      ------------------
shall give notice to each Lender of the issuance of all Letters of Credit issued since the last Settlement Date.

                  (4)  No  Extensions  or  Amendment.  The  Agent  shall  not be
                       -----------------------------
obligated to extend or amend any Letter of Credit issued hereunder unless the requirements of this Section 2.4 are met as though a new Letter of Credit were
                       -----------
being requested and issued. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, not less than 30 days prior to the last date on which the applicable issuer can in accordance with the terms of the applicable Letter of Credit decline to extend or renew such Letter of Credit, written notice that it declines to consent to any such extension or renewal; provided, that if all of the requirements of this Section 2.4 are met and no Default or
                                           -----------
Event of Default exists, no Lender shall decline to consent to any such extension or renewal. Anything contained in this Agreement to the contrary notwithstanding, neither the Letter of Credit Issuer nor the Agent shall have any obligation (a) to renew or extend any Letter of Credit issued for the account of Envirosource unless the Borrowers shall have certified to the Agent that they have used their best efforts (without having to pay any material amount in connection therewith) to cause such Envirosource Letter of Credit to be issued for the account of a Borrower but were unable to obtain the beneficiary's consent or (b) to increase the amount of any Letter of Credit issued for the account of Envirosource.

             (e) Payments Pursuant to Letters of Credit.
                 --------------------------------------

                  (1)  Payment of Letter of Credit  Obligations.  The  Borrowers
                       ----------------------------------------
agree to reimburse immediately, without duplication, the Letter of Credit Issuer for any draw under any Letter of Credit and the Agent for the account of the Lenders upon any payment pursuant to any Credit Support immediately upon demand, and to pay the Letter of Credit Issuer the amount of all other obligations and other amounts payable to such Letter of Credit Issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrowers may have at any time against such issuer or any other Person.

                  (2) Revolving Loans to Satisfy Reimbursement Obligations. Each
                      ----------------------------------------------------
drawing under any Letter of Credit shall constitute a request by the Borrowers to the Agent for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

             (f) Participations.
                 --------------

                  (1) Purchase of  Participations.  Immediately upon issuance of
                      ---------------------------
any Letter of Credit in  accordance  with Section  2.4(d),  each Lender shall be
                                          ---------------
deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the Letter of Credit Issuer, if not the Agent, in connection with the issuance of such Letter of Credit (including all obligations of the Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

                  (2) Sharing of Reimbursement Obligation Payments. Whenever the
                      --------------------------------------------
Agent receives a payment from the Borrowers on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender pursuant to Section 2.4(e)(2), the Agent shall
                                            ------------------
promptly pay to such Lender such Lender's Pro Rata Share of such payment from the Borrowers in Dollars. Each such payment shall be made by the Agent on the Business Day on which the Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 12:00 noon (New York City time) on such Business Day and otherwise on the next succeeding Business Day.

                  (3)  Documentation.  Upon the request of any Lender, the Agent
                       -------------
shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through the Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                  (4) Obligations Irrevocable. The obligations of each Lender to
                      -----------------------
make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support provided through the Agent with respect to a Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Borrowers to make payments to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including any of the following circumstances:

                       (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                       (ii) the existence of any claim, setoff, defense or other right which the Borrowers may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrowers or any other Person and the beneficiary named in any Letter of Credit);

                       (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                       (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                       (v) the occurrence of any Default or Event of Default; or

                       (vi)  the  failure  of  the   Borrowers  to  satisfy  the
applicable conditions precedent set forth in Article 10.

             (g) Recovery or Avoidance of Payments.  In the event any payment by
                 ---------------------------------
or on behalf of the Borrowers received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

             (h) Indemnification; Exoneration; Power of Attorney.
                 -----------------------------------------------

                  (1)  Indemnification.   In  addition  to  amounts  payable  as
                       ---------------
elsewhere  provided in this Section 2.4, each Borrower hereby agrees to protect,
                            -----------
indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent (other than the Bank in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any credit support or enhancement in connection therewith, other than as a result of gross negligence or willful misconduct by the Agent or such Lender. The agreement in this Section 2.4(h)(1) shall survive payment of all Obligations. Nothing contained in this Agreement is intended to limit the applicable Borrower's rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the applicable Borrower and the Letter of Credit Issuer.

                  (2)  Assumption  of  Risk  by  the  Borrowers.  As  among  the
                       ----------------------------------------
Borrowers, the Lenders, and the Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto
                                                             -- ----    -- -----
Governmental Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this
Section  2.4(h).  Nothing  contained in this  Agreement is intended to limit the
---------------
applicable Borrower's rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the applicable Borrower and the Letter of Credit Issuer.

                  (3)  Exoneration.  In furtherance  and  extension,  and not in
                       -----------
limitation, of the specific provisions set forth above, any action taken or omitted by the Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in good faith and not as a result of willful misconduct or gross negligence by the Agent or such Lender, shall not put the Agent or any Lender under any resulting liability to the Borrowers or relieve the Borrowers of any of their obligations hereunder to any such Person.

                  (4) Indemnification by Lenders. The Lenders agree to indemnify
                      --------------------------
the Letter of Credit Issuer (to the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder) ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the
                        --------
foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrowers to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Borrowers. The agreement contained in this section shall survive payment in full of all Obligations.

                  (5)  Intentionally Omitted.

                  (6) Account Party. Each Borrower hereby authorizes and directs
                      -------------
any Letter of Credit Issuer to name such Borrower as the "Account Party" therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                  (7)  Intentionally Omitted.

             (i)   Supporting   Letter   of   Credit;   Cash   Collateral.   If,
                   ------------------------------------------------------
notwithstanding  the provisions of Section 2.4(b) and Section 12.1 any Letter of
                                   --------------     ------------
Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit then outstanding, as the Majority Lenders, in their discretion shall specify, either
(A) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit or under any Credit Support provided through the Agent with respect thereto and any fees and expenses associated with such Letter of Credit, or (B) cash in amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent or the Lenders under such Letter of Credit or under any Credit Support provided through the Agent with respect thereto and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

        2.5 Bank Products.
            -------------

             The Borrowers may request and the Bank may, in its sole and absolute discretion, arrange for the Borrowers to obtain from the Bank or the Bank's Affiliates Bank Products although the Borrowers are not required to do so. Each Borrower agrees to indemnify and hold the Bank and the Lenders harmless from any and all costs and obligations now or hereafter incurred by or owing to any other Person by the Bank or any of the Lenders or the Bank's Affiliates arising from or related to such Bank Products; provided, however, nothing contained herein is intended to limit such Borrower's rights, if any, which arise as a result of the execution of documents by and between the Borrowers and the Bank which relate to Bank Products. The agreement contained in this section shall survive termination of the Agreement. Each Borrower acknowledges and agrees that the obtaining of Bank Products from the Bank or the Bank's Affiliates (a) is in the sole and absolute discretion of the Bank or the Bank's Affiliates, and (b) is subject to all rules and regulations of the Bank or the Bank's Affiliates.

                                    ARTICLE 3
                                INTEREST AND FEES

        3.1 Interest.
            --------

             (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate and Sections 3.1(a)(i) or (ii), as applicable, but not to exceed the Maximum Rate described in Section 3.3. Subject to the provisions of Section 3.2, any of the Loans may be converted into, or continued as, Base Rate Loans or LIBOR Rate Loans in the manner provided in Section 3.2. If at any time Loans are outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Base Rate Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                  (i) For all Base Rate Revolving Loans and other Obligations (other than LIBOR Rate Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin;

                  (ii) For all LIBOR Revolving Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate described in clause (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest accrued on all Loans will be payable in arrears on the first day of each month hereafter and on the Termination Date.

             (b) Default Rate. If any Event of Default occurs and is continuing and the Agent or the Majority Lenders in their discretion so elect, then, while any such Event of Default is outstanding, all of the Obligations shall bear interest at the Default Rate applicable thereto.

        3.2 Continuation and Conversion  Elections.  (a) Each Borrower may, upon
            --------------------------------------
irrevocable written notice to the Agent in accordance with Section 3.2(b):

                  (i) elect, as of any Business Day, in the case of Base Rate Loans to convert any such Loans made to such Borrower (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans; or

                  (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans made to such Borrower having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided,  that if at any time the  aggregate  amount  of  LIBOR  Rate  Loans in
--------
respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of such Borrower to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate, and provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

             (b) The applicable Borrower shall deliver a notice of conversion/continuation ("Notice of Continuation/Conversion"), in the form of Exhibit C hereto, to be received by the Agent not later than 11:00 a.m. (New
---------
York City time) at least three Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                  (i) the proposed Continuation/Conversion Date;

                  (ii) the aggregate amount of Loans to be converted or renewed;

                  (iii) the type of Loans resulting from the proposed conversion or continuation; and

                  (iv) the duration of the requested Interest Period.

             (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the applicable Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, such Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

             (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

             (e) During the existence of a Default or Event of Default, the Borrowers may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

             (f) After giving effect to any conversion or continuation of Loans, there may not be more than five different Interest Periods in effect hereunder.

        3.3 Maximum  Interest Rate. In no event shall any interest rate provided
            ----------------------
for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rates
              ------------
otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of
(i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrower such excess.

        3.4 Closing  Fee.  The  Borrowers  agree to pay the Agent those fees set
            ------------
forth in the Fee Letter to be paid on the Closing Date (the "Closing Fees"), which Fees shall be fully earned on the Closing Date. The Agent, the Lenders and the Borrowers agree that the fees set forth in the Fee Letter shall be financed by the Lenders as a Revolving Loan.

        3.5  Unused  Line Fee.  Until  the Loans  have been paid in full and the
             ----------------
Agreement terminated, the Borrowers agree to pay, on the first day of each month and on the Termination Date, to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "Unused Line Fee") equal to three-eighths percent (.375%) per annum times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments received by the Agent shall be deemed to be credited to the Borrowers' Loan Accounts immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 3.5.
                                                 -----------

        3.6 Letter of Credit Fee. The Borrowers  agree to pay to the Agent,  for
            --------------------
the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to the product of (x) the Applicable Margin for LIBOR Rate Loans then in effect minus
 .5% multiplied by (y) the undrawn face amount of each Letter of Credit, plus all
                                                                        ----
out-of-pocket costs, fees and expenses incurred by the Agent in connection with the application for, processing of, issuance of, or amendment to any Letter of

Credit, which costs, fees and expenses shall include a "fronting fee" payable to such issuer (which "fronting fee" if the Bank is the Letter of Credit Issuer is presently .5% of the face amount of each Letter of Credit); the Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding and on the Termination Date. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. On the Closing Date, in addition to all other applicable fees and expenses, the Borrowers will pay a fronting fee of .5% of the face amount of the Envirosource Letters of Credit.

        3.7 Administration Fee. The Borrowers agree to pay to the Agent, for the
            ------------------
account of the Agent, an administration fee of $1,000 per month, payable in advance on the Closing Date (for the month in which the Closing Date occurs) and on the first day of each month thereafter until this Loan Agreement has been terminated and all Obligations paid in full.


                                    ARTICLE 4

                            PAYMENTS AND PREPAYMENTS
                            ------------------------

        4.1 Revolving Loans. The Borrowers shall repay the outstanding principal
            ---------------
balance of the Revolving Loans, plus all accrued but unpaid interest thereon and all other Obligations on the Termination Date. The Borrowers may prepay Revolving Loans at any time, and reborrow subject to the terms of this
Agreement;  provided,  however,  that with respect to any LIBOR  Revolving Loans
            --------   -------
prepaid by the Borrowers prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Agent for account of the Lenders the amounts described in Section 5.4. In addition, and without limiting
                                 -----------
the generality of the foregoing, upon demand the Borrowers shall pay to the Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings (less the amount of Pending Revolving Loans) exceeds the Borrowing Base.

        4.2 Termination of Facility.  The Borrowers may terminate this Agreement
            -----------------------
upon at least thirty (30) Business Days' notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon and all other Obligations, and the cancellation and return of all outstanding Letters of Credit, (b) the payment of the early termination fee set forth in the next sentence, (c) the payment in full in cash of all other Obligations together with accrued interest thereon, and (d) with respect to any LIBOR Rate Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Section 5.4. If this Agreement is terminated
                                    -----------
at any time prior to the second Anniversary Date, whether pursuant to this Section or pursuant to Section 11.2, the Borrowers shall pay to the Agent, for
                       ------------
the account of the Lenders, an early termination fee determined in accordance with the following table:

Period during which early  termination  occurs       Early Termination Fee
----------------------------------------------       ---------------------
On or prior to the  first  Anniversary  Date         1% of  the  Total  Facility

After  the  first Anniversary  Date  but on
or  prior  to the  second Anniversary Date           .5% of the  Total Facility

provided,  however, that the early termination fee described in this Section 4.2
--------   -------                                                   -----------
shall not be payable in the event the Borrowers terminate this Agreement and pay all Obligations utilizing the proceeds of a credit facility agented by the Bank.

        4.3   Reserved.
              --------

        4.4   Reserved.
              --------

        4.5   Reserved.
              --------

        4.6  Payments  by the  Borrowers.  (a)  All  payments  to be made by the
             ---------------------------
Borrowers shall be made without setoff, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 3:00 p.m. (New York City time) on the date specified herein. Any payment received by the Agent later than 3:00 p.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

             (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

             (c) Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

        4.7 Payments as Revolving  Loans.  All payments of principal,  interest,
            ----------------------------
reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to Section 15.7, may, at the option of the Agent, in its sole
              -------------
discretion,  subject  only to the terms of this  Section  4.7,  be paid from the
                                                 ------------
proceeds of Revolving Loans made hereunder, whether made following a request by the Borrowers pursuant to Section 2.2 or a deemed request as provided in this
                            -----------
Section 4.7. The Borrowers hereby irrevocably  authorize the Agent to charge the
-----------
Loan Account for the purpose of paying principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to Section 15.7, and
                                                               ------------
agrees that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances) and that all such Revolving Loans so made shall be deemed to have been requested by Borrowers pursuant to Section 2.2;
                                                                    -----------
provided that the Agent agrees to give the Borrowers notice prior to charging the applicable Borrower's Loan Account for the reimbursement of any expenses due to any third party.

        4.8 Apportionment,  Application and Reversal of Payments.  Principal and
            ----------------------------------------------------
interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense
                                -----
reimbursements including any amounts relating to Bank Product then due to the Agent from the Borrowers; second, to pay any fees or expense reimbursements then
                          ------
due to the Lenders from the Borrowers;  third, to pay interest due in respect of
                                        -----
all Revolving Loans, including Non-Ratable Loans and Agent Advances;  fourth, to
                                                                      ------
pay or prepay principal of the Non-Ratable  Loans and Agent Advances;  fifth, to
                                                                       -----
pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; and sixth, to the payment of any other Obligation due to the Agent or
             -----
any Lender by the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless an Event of Default is outstanding, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Revolving Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Revolving Loans. The Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.2(j). The Agent and the Lenders shall have
                         ---------------
the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

        4.9  Indemnity  for Returned  Payments.  If after receipt of any payment
             ---------------------------------
which is applied to the payment of all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrowers shall be liable to pay to the Agent and the Lenders, and hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 4.9 shall be and remain effective notwithstanding any
                   -----------
contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.9 shall survive the termination of this Agreement.
     -----------

        4.10 Agent's and Lenders' Books and Records;  Monthly  Statements.  Each
             ------------------------------------------------------------
Borrower agrees that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 4.8 and
                                                                 -----------
corrections of errors discovered by the Agent), unless the Borrowers notify the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.


                                    ARTICLE 5

                     TAXES, YIELD PROTECTION AND ILLEGALITY
                     --------------------------------------

        5.1 Taxes.  (a) Any and all payments by the  Borrowers to each Lender or
            -----
the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

             (b) Each Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender or the Agent makes written demand therefor.

             (c) If the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                  (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such

Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                  (ii)  the   Borrowers   shall   make   such   deductions   and
withholdings;

                  (iii)  the Borrowers   shall pay  the full amount  deducted or
withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                  (iv) the Borrowers shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

             (d) Within 30 days after the date of any payment by any Borrower of Taxes or Other Taxes, such Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

             (e) If any Borrower is required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

             (f)  Notwithstanding  anything to the  contrary  contained  in this
Section 5.1, but subject to the following sentence, the Borrowers shall not be obligated to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if such Lender has not provided the forms required to be provided pursuant to Section 14.10. Borrowers agree to pay additional amounts and to indemnify and gross-up in the manner set forth in
Section 5.1(c) (without regard to the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by them as a result of any changes that are effective after the Closing Date in any applicable law, treaty, rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes or Other Taxes.

        5.2 Illegality.  (a) If any Lender  determines that the  introduction of
            ----------
any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by the Lender to the Borrowers through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

             (b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall, upon their receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such

LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 5.4, either on the last day of the
                                     -----------
Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan. If the Borrowers are required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

        5.3  Increased  Costs  and  Reduction  of  Return.  (a)  If  any  Lender
             --------------------------------------------
determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted, issued or becoming effective after the Closing Date (or in the event of any change in any law or regulation, from that in effect on the Closing Date), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

             (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation or other entity controlling the Lender with any Capital Adequacy Regulation , in each case adopted, issued or becoming effective after the Closing Date (or in the event of any change in any law or regulation, from that in effect on the Closing Date), affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation or other entity controlling the Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrowers through the Agent, the Borrowers shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

             (c)  Any demand  made by any Lender  pursuant  to this  Section 5.3
                                                                     -----------
shall not cover any period more than 180 days prior to the date of demand.

        5.4 Funding  Losses.  The Borrowers shall reimburse each Lender and hold
            ---------------
each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

             (a)  the failure of the Borrowers to   make on  a  timely basis any
payment of principal of any LIBOR Rate Loan;

             (b) the failure of the Borrowers to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

             (c) the prepayment or other payment (including after acceleration thereof) of a LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. Any demand made by any Lender pursuant to subsections (b) and (c) of this Section 5.4 shall not cover any period more than 180 days prior to the date of demand.

        5.5 Inability to Determine  Rates. If the Agent  determines that for any
            -----------------------------
reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the applicable Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by them. If such Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

        5.6  Certificates  of  Lenders.  Any Lender  claiming  reimbursement  or
             -------------------------
compensation under this Article 5 shall deliver to the Borrowers (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

        5.7   Survival. The agreements  and obligations of the Borrowers in this
              --------
Article 5 shall survive the payment of all other Obligations.


                                    ARTICLE 6

                                   COLLATERAL
                                   ----------

        6.1 Grant of Security  Interest.  (a) As security  for all  Obligations,
            ---------------------------
each Borrower hereby grants to the Agent, for the benefit of the Agent and the Lenders, a continuing security interest in, lien on, assignment of and right of setoff against, all of the following property and assets of such Borrower, whether now owned or existing or hereafter acquired or arising, regardless of where located:

                  (i) all Accounts (including any credit enhancement therefor);

                  (ii) all Inventory;

                  (iii)  all  contract  rights,  letters  of  credit,   Assigned
Contracts, chattel paper, instruments, notes, documents, and documents of title;

                  (iv) all General Intangibles;

                  (v) all Equipment;

                  (vi) all Investment Property;

                  (vii) all money, cash, cash equivalents, securities and other property of any kind of the Borrower held directly or indirectly by the Agent or any Lender;

                  (viii) all of such Borrower's deposit accounts, credits, and balances with and other claims (other than litigation claims) against the Agent or any Lender or any of their Affiliates or any other financial institution with which such Borrower maintains deposits, including any Payment Accounts;

                  (ix) all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

                  (x) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, together with the Real Estate covered by the Mortgage(s) (if any), and all other property of the Borrowers in which the Agent or any Lender may at any time be granted a Lien, is herein collectively referred to as the "Collateral."

             (b) Notwithstanding anything to the contrary contained herein, the foregoing grant of a security interest shall not include any rights or interests in any General Intangible or contracts (including, without limitation, Assigned Contracts) if and to the extent that (a) the terms of the contract or document creating or evidencing such General Intangible or contract right prohibits assignment or encumbrance thereof, (b) the term prohibiting such assignment or encumbrances is effective as a matter of law and (c) the term prohibiting such assignment or encumbrances has not been waived or the consent of the necessary party to the grant of such security interest to the Agent has not been obtained, provided, however, that all proceeds of any such General Intangible or contract
--------   -------
shall continue to be covered by the grant of a security interest.

             (c) All of the Obligations shall be secured by all of the Collateral.

        6.2 Perfection and  Protection of Security  Interest.  (a) The Borrowers
            ------------------------------------------------
shall, at their expense, perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens, including: (i) executing, delivering and/or filing and recording of Mortgage(s) covering all Real Property acquired by either Borrower after the Closing Date, the Patent and Trademark Agreements and executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Agent; (ii) delivering to the Agent the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Agent determines it should have physical possession in order to perfect and protect the Agent's security interest therein, duly pledged, endorsed or assigned to the Agent without restriction; (iii) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and, at the request of the Agent, delivering to the Agent certificates of title covering any portion of the Collateral acquired on or after the Closing Date for which certificates of title have been issued; (iv) when an Event of Default exists, transferring Inventory to warehouses designated by the Agent; (v) placing notations on the Borrowers' books of account to disclose the Agent's security interest; (vi) delivering to the Agent all letters of credit on which either Borrower is named beneficiary; and (vii) taking such other steps as are deemed necessary or desirable by the Agent to maintain and protect the Agent's Liens. To the extent permitted by applicable law, the Agent may file, without either Borrower's signature, one or more financing statements disclosing the Agent's Liens. The Borrowers agree that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Notwithstanding anything contained in this Agreement or any other Loan Document, the Borrowers shall not be required to perfect the Agent's Liens in any patents purchased as permitted under clause
(h) of the definition of Restricted Investment to the extent such patents are registered under the laws of any country other than the United States.

             (b) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of either Borrower's agents or processors, then the Borrowers shall notify the Agent thereof and shall, at the request of Agent, notify such Person of the Agent's security interest in such Collateral and instruct such Person to hold all such Collateral for the Agent's account subject to the Agent's instructions. If at any time any Collateral is located on any operating facility of either Borrower which is not owned by either Borrower, then the Borrower shall, at the request of the Agent, obtain written subordinations, in form and substance satisfactory to the Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral.

             (c) From time to time, the Borrowers shall, upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent and the Lenders, the Collateral with respect to the Borrowers, but the Borrowers' failure to do so shall not affect or limit any security interest or any other rights of the Agent or any Lender in and to the Collateral with respect to the Borrower. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

        6.3 Location of Collateral.  The Borrowers  represent and warrant to the
            ----------------------
Agent and the Lenders  that:  (a) Schedule 6.3 is a correct and complete list of
                                  ------------
each Borrower's chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business; and (b) Schedule 6.3 correctly identifies any of such facilities and
                   ------------
locations that are not owned by either Borrower and sets forth the names of the owners and lessors or sublessors of such facilities and locations. Each Borrower covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed for such Borrower on Schedule 6.3,
                                                                   ------------
(ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule
                                                                        --------
6.3,  unless in each case it gives the Agent at least  fifteen  (15) days' prior
---
written notice thereof and executes any and all financing statements and other documents that the Agent requests in connection therewith.

        6.4 Title to, Liens on, and Sale and Use of  Collateral.  Each  Borrower
            ---------------------------------------------------
represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that: (a) all of the Collateral is and will continue to be owned by such Borrowers free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Agent's Liens in the Collateral will not be subject to any prior Lien except for those Liens identified in clauses (c), (d) and (e) of the definition of Permitted Liens; and (c) the Borrowers will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only.

        6.5 Appraisals.  Whenever a Default or Event of Default  exists,  and at
            ----------
such other times not more frequently than once a year as the Agent requests, the Borrowers shall, at their expense and upon the Agent's request, provide the Agent with appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis, reasonably satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders. In addition to the foregoing, if Borrowers' Availability during any 30 day period averages less than $7,500,000, at Agent's request, Borrowers shall, at their expense, provide the Agent with appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis, reasonably satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders.

        6.6 Access and Examination;  Confidentiality. (a) The Agent, accompanied
            ----------------------------------------
by any Lender which so elects, may at all reasonable times on reasonable notice during regular business hours (and at any time when a Default or Event of Default exists and is continuing) have access to, examine, audit, make extracts from or copies of and inspect any or all of each Borrower's records, files, and books of account and the Collateral, and discuss each Borrower's affairs with such Borrower's officers and management. Each Borrower will deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for such Borrower. The Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at the Borrowers' expense, make copies of all of the Borrowers' books and records, or require the Borrowers to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of the Borrowers' respective personnel, supplies, and Real Estate as may be reasonably necessary for maintaining or enforcing the Agent's Liens. The Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

             (b) Each Borrower agrees that, subject to such Borrower's prior consent for uses other than in a traditional tombstone, which consent shall not be unreasonably withheld or delayed, the Agent and each Lender may use each Borrower's name in advertising and promotional material and in conjunction therewith disclose the general terms of this Agreement. The Agent and each Lender severally agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to the Agent or such Lender by or on behalf of the Borrowers, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the Borrowers known to the Agent or such Lender; provided, however, that the Agent and any Lender may
                           --------   -------
disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors provided that the Agent or such Lender shall have advised such auditor, accountant, attorney, or other professional advisor of the confidential nature of such information; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder;
(8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which either Borrower is party or is deemed party with the Agent or such Lender, and (9) to its Affiliates who have agreed to maintain the confidentiality of such information to the same extent as the Agent and the Lenders hereunder.

        6.7 Collateral Reporting. Each Borrower shall provide the Agent with the
            --------------------
following  documents at the following  times in form  satisfactory to the Agent:
(a) on a monthly basis not later than the twelfth day of each month or more frequently if requested by the Agent or provided by the Borrowers, a schedule of such Borrower's and Services' Accounts and a Borrowing Base Certificate, as of the prior month end if such Borrowing Base Certificate was delivered on a monthly basis and as of the date specified therein if such Borrowing Base certificate was provided on a more frequent than monthly basis; (b) on a monthly basis, by the twelfth day of the following month, or more frequently if requested by Agent, an aging of such Borrower's and Services' Accounts, together with a reconciliation to the previous month's aging of such Borrower's and Services' Accounts and to such Borrower's and Services' general ledger; (c) on a monthly basis by the fifteenth day of the following month, or more frequently if requested by Agent, an aging of such Borrower's and Services' accounts payable;
(d) if requested by the Agent, on a monthly basis by the fifteenth day of the following month (or more frequently if requested by the Agent), Inventory reports by category, with additional detail showing additions to and deletions from the Inventory; (e) upon reasonable request, copies of invoices in connection with such Borrower's and Services' Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with such Borrower's and Services' Accounts and for Inventory and Equipment acquired by such Borrower or Services, purchase orders and invoices; (f) together with the delivery of each Borrowing Base Certificate, a report of sales, collections and credits; (g) on a monthly basis by the thirtieth day of the following month a report of equipment purchases and sales for such month in excess of $50,000 individually and $250,000 in the aggregate, such report to be in form, substance and detail satisfactory to the Agent; (h) on a quarterly basis, within 30 days of the end of each fiscal quarter of Borrowers, a report of all equipment purchases and sales of the Borrowers and Services during such fiscal quarter, such report to be in form, substance and detail satisfactory to the Agent; (i) upon request, a statement of the balance of each of the Intercompany Accounts; (j) such other reports as to the Collateral of the Borrowers and Services as the Agent shall reasonably request from time to time; and (k) with the delivery of each of the foregoing, a certificate of the Borrowers and Services executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any of either Borrower's or Services' records or reports of the Collateral are prepared by an accounting service or other agent, such Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.

        6.8 Accounts.  (a) Each Borrower  hereby  represents and warrants to the
            --------
Agent and the Lenders, with respect to such Borrower's Accounts and the Accounts of Services, that: (i) each existing Account represents, and each future Account, at the time of its creation, will represent, a bona fide sale or lease and delivery of goods by the applicable Borrower or Services, or rendition of services by the applicable Borrower or Services, in the ordinary course of the applicable Borrower's or Services' business; (ii) each existing Account is, and each future Account, at the time of its creation, will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without any offset, deduction, defense, or counterclaim except those known to the applicable Borrower or Services and disclosed to the Agent and the Lenders to the extent required to be disclosed pursuant to this Agreement; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Agent and the Lenders to the extent required to be reported in accordance with this Agreement; (iv) each copy of an invoice delivered to the Agent by either Borrower or Services will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in any invoice representing a sale of goods will have been delivered to the Account Debtor and all services of the applicable Borrower or Services described in each invoice will have been performed.

             (b) The Borrowers and Services shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the Borrowers' business or extend or modify any Account other than extensions of the time for payment in the normal course of business and consistent with prudent and historical business practices of the Borrowers. If either Borrower becomes aware of any matter adversely affecting the collectability of any Account or Account Debtor involving an amount greater than $250,000, including information regarding the Account Debtor's creditworthiness, the Borrowers will promptly so advise the Agent.

             (c) The Borrowers and Services shall not accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account in excess of $25,000 without the Agent's written consent. If the Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof. The Borrowers will promptly deliver all such instruments to the Agent, endorsed by the applicable Borrower to the Agent in a manner satisfactory in form and substance to the Agent.

             (d) The Borrowers and Services shall notify the Agent promptly of all disputes and claims in excess of $250,000 with any Account Debtor, and agree to settle, contest, or adjust such dispute or claim at no expense to the Agent or any Lender. No discount, credit or allowance shall be granted to any such Account Debtor without the Agent's prior written consent, except for discounts, credits and allowances made or given in the ordinary course of the Borrowers business when no Event of Default exists hereunder. The Borrowers and Services shall send the Agent a copy of each credit memorandum in excess of $25,000 as soon as issued. The Agent may, and at the direction of the Majority Lenders shall, at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Agent or the Majority Lenders, as applicable, shall consider advisable and, in all cases, the Agent will credit the applicable Borrower's Loan Account with only the net amounts received by the Agent in payment of any Accounts.

        6.9  Collection  of Accounts;  Payments.  (a) The Borrowers and Services
             ----------------------------------
shall continue to maintain a lock-box service for collections of Accounts at a Clearing Bank acceptable to the Agent and subject to a Blocked Account Agreement and other documentation acceptable to Agent. The Borrowers and Services shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, either Borrower or Services receives any proceeds of Accounts, it shall receive such payments as the Agent's trustee, and shall immediately deliver such payments to the Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as the Agent may direct. All collections received in any lock-box or Payment Account or directly by either Borrower or Services or the Agent, and all funds in any Payment Account or other account to which such collections are deposited shall be subject to the Agent's sole control and withdrawals by the Borrowers and Services shall not be permitted. The Agent or the Agent's designee may, at any time after the occurrence and during the continuance of an Event of Default, notify Account Debtors that the Accounts have been assigned to the Agent and of the Agent's security interest therein, and may collect them directly and charge the collection costs and expenses to the Loan Account as a Revolving Loan. So long as an Event of Default has occurred and is continuing, the Borrowers, at the Agent's request, shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of Accounts are received.

             (b) If sales of Inventory or Equipment are made or services are rendered for cash, the Borrowers shall immediately deliver to the Agent or deposit into a Payment Account the cash which the Borrowers or Services receive.

             (c) All payments including immediately available funds received by the Agent at a bank account designated by it, will be the Agent's sole property for its benefit and the benefit of the Lenders and will be credited to the Loan Account (conditional upon final collection) on the Business Day of receipt if received by wire transfer through the Federal Reserve Bank wire system and on the Business Day after receipt if received through an ACH transaction; provided,
                                                                       --------
however,  that such payments  shall be deemed to be credited to the Loan Account
-------
immediately upon receipt for purposes of (i) determining Availability, (ii) calculating the unused line fee pursuant to Section 3.5, and (iii) calculating the amount of interest accrued thereon solely for purposes of determining the amount of interest to be distributed by the Agent to the Lenders (but not the amount of interest payable by the Borrowers).

        6.10  Inventory;  Perpetual  Inventory.  Each  Borrower  represents  and
              --------------------------------
warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Inventory owned by the Borrowers is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of the Borrowers' business, and is and will be fit for such purposes. Each Borrower will not, without the prior written consent of the Agent, acquire or accept any Inventory on consignment or approval. Each Borrower agrees that all Inventory produced by the Borrowers in the United States will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. The Borrowers will not, without the Agent's written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis other than sales on consignment not in excess of $10,000 outstanding at any time.

        6.11  Equipment. (a)  Each Borrower represents and warrants to the Agent
              ---------
and the Lenders and agrees with the Agent and the Lenders that all of the Equipment owned by the Borrowers and Services is and will be used or held for use in the Borrowers' or Services' business, and is and will be fit for such purposes. Each Borrower and Services shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and to the extent consistent with prudent business practices shall make all necessary replacements thereof.

             (b) The Borrowers and Services shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Agent does not have a Lien. The Borrowers and Services will not, without the Agent's prior written consent, alter or remove any identifying symbol or number on any of the Borrowers' or Services' Equipment constituting Collateral. None of the Equipment which is the subject of any appraisal delivered to the Agent is covered by a certificate of title or required to be covered by a certificate of title, except for such Equipment as to which the

Agent's Lien is noted thereon. None of the Equipment is subject to any purchase options except as set forth on Schedule 6.11 or as agreed to in writing by the Agent.

             (c) Except as expressly permitted pursuant to Section 9.9, the Borrowers and Services shall not, without the Agent's prior written consent, sell, lease as a lessor, or otherwise dispose of any of the Borrowers' or Services' Equipment; provided, however, that the Borrowers and Services may (i)
                      --------  -------
dispose of obsolete, unusable or surplus Equipment having an orderly liquidation value no greater than $2,500,000 in the aggregate in any Fiscal Year, without the Agent's consent, subject to the conditions set forth in the next sentence,
(ii) lease Equipment to its Account Debtors in the ordinary course of its business consistent with its historical business practices; provided that the Borrowers shall give notice to the Agent with respect to each lease of Equipment for a term longer than six months and (iii) transfer equipment from one Borrower to the other Borrower. In the event any of such Equipment is sold, transferred or otherwise disposed of pursuant to the proviso contained in the immediately preceding sentence, then the Borrowers shall deliver all of the cash proceeds of any such sale, transfer or disposition to the Agent, which proceeds shall be applied to the reduction of the Obligations. Any lease of Equipment by the Borrowers or Services to a customer shall require that the Equipment remain on such customer's site or another site of such customer as to which the Agent's Liens have been fully perfected.

        6.12 Assigned  Contracts.  Each Borrower  shall fully perform all of its
             -------------------
obligations under each of the Assigned Contracts, and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment; provided, however, that such Borrower shall not take any action or fail to take any action with respect to its Assigned Contracts which would cause the termination of a material Assigned Contract except, after notification to the Agent, following a breach by the other party to such
Assigned Contract. Without limiting the generality of the foregoing, each Borrower shall take all action necessary or appropriate to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all indemnification rights under its Assigned Contracts. Each Borrower shall notify the Agent and the Lenders in writing, promptly after either Borrower becomes aware thereof, of any event or fact which could give rise to a material claim by it for indemnification under any of its Assigned Contracts, and shall diligently pursue such right and report to the Agent on all further developments with respect thereto. Each Borrower shall deposit into the Payment Account or remit directly to the Agent for application to the Obligations in such order as the Majority Lenders shall determine, all amounts received by the Borrower as indemnification or otherwise pursuant to its Assigned Contracts. If the Borrowers shall fail after the Agent's demand to pursue diligently any right under its Assigned Contracts, or if an Event of Default then exists, the Agent may, and at the direction of the Majority Lenders shall, directly enforce such right in its own or the applicable Borrower's name and may enter into such settlements or other agreements with respect thereto as the Agent or the Majority Lenders, as applicable, shall determine. In any suit, proceeding or action brought by the Agent for the benefit of the Lenders under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, each Borrower shall indemnify and hold the Agent and Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by either Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from either Borrower to or in favor of such obligor or its successors. All such obligations of each Borrower shall be and remain enforceable only against the Borrowers and shall not be enforceable against the Agent or the Lenders. Notwithstanding any provision hereof to the contrary, each Borrower shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Contracts, and the Agent's or any Lender's exercise of any of their respective rights with respect to the Collateral shall not release the Borrowers from any of such duties and obligations. Neither the Agent nor any Lender shall be obligated to perform or fulfill any of the applicable Borrower's duties or obligations under its Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

        6.13 Documents, Instruments, and Chattel Paper. Each Borrower represents
             -----------------------------------------
and warrants to the Agent and the Lenders that (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by the applicable Borrower, free and clear of all Liens other than Permitted Liens.

        6.14 Right to Cure. The Agent may, in its discretion,  and shall, at the
             -------------
direction of the Majority Lenders, pay any amount or do any act required of the Borrowers hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent's Liens therein, and which the Borrowers fail to pay or do, including payment of any judgment against the Borrowers, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's or bailee's claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this Section 6.14 and all out-of-pocket costs and expenses that the
                 ------------
Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the applicable Borrower's Loan Account as a Revolving Loan. Any payment made or other action taken by the Agent under this Section 6.14 shall be
                                                           ------------
without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

        6.15 Power of Attorney.  Each Borrower hereby appoints the Agent and the
             -----------------
Agent's designee as the Borrower's attorney, with power: (a) to endorse such Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession;
(b) to sign such Borrower's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Event of Default has occurred and is continuing, to notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to such Borrower;
(d) to send  requests  for  verification  of  Accounts to  customers  or Account

Debtors; and (e) to do all things necessary to carry out this Agreement. Each Borrower ratifies and approves all acts of such attorney. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their willful misconduct or gross negligence. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

        6.16 The Agent's  and  Lenders'  Rights,  Duties and  Liabilities.  Each
             ------------------------------------------------------------
Borrower assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrowers from any of the Obligations. Following the occurrence and continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from the Borrowers, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrowers for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and either Borrower.


                                   ARTICLE 7.

               BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES
               -------------------------------------------------

        7.1 Books and  Records.  Each  Borrower  shall  maintain,  at all times,
            ------------------
correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant  to  Section  7.2(a).  Each  Borrower  shall,  by means of  appropriate
              ---------------
entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; and (b) all other dealings affecting the Collateral.

        7.2 Financial Information.  Each Borrower shall promptly furnish to each
            ---------------------
Lender, all such financial information as the Agent shall reasonably request. Without limiting the foregoing, the Borrowers will furnish to the Agent and each Lender, in such detail as the Agent or the Lenders shall request, the following:

             (a)  (i)  As soon as available, but in any event within one hundred
(100) days after the close of each Fiscal Year, consolidated audited balance sheets, and statements of income and expense, cash flow and of stockholders' equity for IMS and its Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, and consolidating unaudited balance sheets and statements of income and expense for IMS and its Subsidiaries for such Fiscal Year, all of the foregoing to be in reasonable detail, fairly presenting the financial position and the results of operations of IMS and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect (except for any qualification relating to the accounting for Neoax Investments, Inc. (which was merged into IMS on June 30, 1999) for any period prior to June 30, 1999 and any qualification to the effect that IMS's current independent certified public accounts may rely on the work papers of IMS's prior independent certified public accountants) of independent certified public accountants selected by IMS and reasonably satisfactory to the Agent. IMS, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Agent and the Lenders. IMS and each of its Subsidiaries hereby authorizes the Agent to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to the Borrowers and to discuss directly with the Agent the finances and affairs of the Borrowers. The Agent agrees to give the Borrowers the opportunity to participate in any discussion or other communication with IMS's accountants.

                  (ii) As soon as available, but in any event within ninety-three (93) days after the close of each Fiscal Year, consolidated audited balance sheets, and statements of income and expense, cash flow and of stockholders' equity for Envirosource and its Subsidiaries for such Fiscal Year and consolidating unaudited balance sheets and statements of income and expense for Envirosource and its Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form (for the consolidated statements only) figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of Envirosource and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect (except for any qualification relating to the accounting for Neoax Investments, Inc. (which was merged into the Borrower on June 30, 1999) for any period prior to June 30, 1999 and any qualification to the effect that Envirosource's current independent certified public accountants may rely on work papers of Envirosource's prior independent certified public accountants) of independent certified public accountants selected by Envirosource and reasonably satisfactory to the Agent. Envirosource, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Agent and the Lenders.

             (b) (i) As soon as available, but in any event not later than thirty (30) days after the end of each month, consolidated condensed and consolidating unaudited balance sheets of IMS and its consolidated Subsidiaries as at the end of such month, and consolidated condensed and consolidating unaudited statements of income and expense for IMS and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of IMS and its consolidated
Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a), except for the absence of
                                      --------------
footnotes. IMS shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP , except for the absence of footnotes, and present fairly, subject to normal year-end adjustments, the Borrower's financial position as at the dates thereof and its results of operations for the periods then ended, except for the absence of footnotes.

                  (ii) As soon as available, but in any event not later than thirty (30) days after the end of each month, consolidated condensed and consolidating unaudited balance sheets of Envirosourse and its consolidated Subsidiaries as at the end of such month, and consolidated condensed and consolidating unaudited statements of income and expense for Envirosource and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of Envirosource and its consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section
                                                                         -------
7.2(a),  except for the absence of  footnotes.  Envirosource  shall certify by a
------
certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, Envirosource's financial position as at the dates thereof and its results of operations for the periods then ended, except for the absence of footnotes.

             (c) (i) As soon as  available,  but in any event within  fifty-five
(55) days after the close of each fiscal quarter other than the fourth quarter of a Fiscal Year, consolidated condensed and consolidating unaudited balance sheets of IMS and its consolidated Subsidiaries as at the end of such quarter, and consolidated condensed and consolidating unaudited statements of income and expense for IMS and its Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, all in reasonable detail, fairly presenting the financial position and results of operation of IMS and its Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required to be delivered pursuant to Section 7.2(a), except for the absence of footnotes.
                            --------------
IMS shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, IMS' financial position as at the dates thereof and its results of operations for the periods then ended, except for the absence of footnotes.

                  (ii) As soon as available, but in any event within forty-eight (48) days after the close of each fiscal quarter other than the fourth quarter of a Fiscal Year, consolidated condensed and consolidating unaudited balance sheets of Envirosource and its consolidated Subsidiaries as at the end of such quarter, and consolidated condensed and consolidating unaudited statements of income and expense and consolidated statement of cash flows, in each case for Envirosource and its Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, all in reasonable detail, fairly presenting the financial position and results of operation of Envirosource and its Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required to be delivered pursuant to Section 7.2(a).
                                                                ---------------
Envirosource shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, Envirosource's financial position as at the dates thereof and its results of operations for the periods then ended.

             (d) With each of the audited Financial Statements delivered pursuant to Section 7.2(a), a certificate of the independent certified public
            --------------
accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to a financial covenant, except for those, if any, described in reasonable detail in such certificate.

             (e) With each of the annual audited Financial Statements delivered pursuant to Section 7.2(a), and within forty-eight (48) days after the end of
            --------------
each fiscal quarter, a certificate of the chief financial officer of IMS (i) setting forth in reasonable detail the calculations required to establish that the Borrowers were in compliance with the covenants set forth in Sections 9.23 through 9.26 during the period covered in such Financial Statements and as at the end thereof, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular day, (B) each Borrower is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents, (C) no Default or Event of Default then exists or existed during the period covered by such Financial Statements and (D) describing and analyzing in reasonable detail material trends, changes, and developments in Financial Statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrowers have taken or propose to take with respect thereto.

             (f) No later than thirty (30) days after the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated balance sheets, statements of income and expenses and statements of cash flow) for IMS and its Subsidiaries as at the end of and for each month of such Fiscal Year.

             (g)  Intentionally omitted.

             (h) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by Envirosource or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by the Parent or any of its Subsidiaries to or from the holders of any equity interests of the Parent (other than routine non-material correspondence sent by shareholders of the Borrower to the Borrower) or any such Subsidiary or of any Debt for Borrowed Money of Envirosource or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

             (i) As soon as available, but in any event not later than 30 days after the Borrower's receipt thereof, a copy of all management reports and management letters prepared for IMS by any independent certified public accountants of IMS.

             (j) Promptly after their  preparation,  copies of any and all proxy
statements,   financial  statements,  and  reports  which  Envirosource  or  the
Borrowers makes available to its shareholders.

             (k) At the request of the Agent, promptly after filing with the IRS, a copy of each tax return filed by IMS or by any of its Subsidiaries.

             (l) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of IMS or any Subsidiary.

        7.3 Notices to the Lenders. The Borrowers shall notify the Agent and the
            ----------------------
Lenders in writing of the following matters at the following times:

             (a) Promptly, but in any event not later than three Business Days after becoming aware of any Default or Event of Default.

             (b) Promptly, but in any event not later than three Business Days after becoming aware of the assertion by the holder of any capital stock of IMS or of any Subsidiary or of any Debt in excess of $500,000 that a default exists with respect thereto or that IMS or such Subsidiary is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance.

             (c) Promptly, but in any event not later than three Business Days after becoming aware of any material adverse change in IMS's and its Subsidiaries' (taken as a whole) business, operations, or condition (financial or otherwise).

             (d) Promptly, but in any event not later than three Business Days after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to materially and adversely affect the Collateral, the repayment of the Obligations, the Agent's or any Lender's rights under the Loan Documents, or IMS's and its Subsidiaries' (taken as a whole) property, business, operations, or condition (financial or otherwise).

             (e) Promptly, but in any event not later than three Business Days after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting IMS or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect.

             (f) Promptly, but in any event not later than three Business Days after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting IMS or any subsidiary which could reasonably be expected to have a Material Adverse Effect.

             (g) Promptly, but in any event not later than three Business Days after receipt of any notice of any violation by IMS or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted that IMS or any Subsidiary is not in compliance with any Environmental Law or is investigating IMS's or such Subsidiary's compliance therewith and which, in either case, is reasonably likely to give rise to liability in excess of $2,500,000.

             (h) Promptly, but in any event not later than three Business Days after receipt of any written notice that IMS or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that IMS or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $2,500,000.

             (i) Promptly, but in any event not later than three Business Days after receipt of any written notice of the imposition of any Environmental Lien against any property of IMS or any of its Subsidiaries.

             (j) Any change in either Borrower's name, state of organization, or form of organization, trade names under which either Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto.

             (k) Within ten (10) Business Days after either or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto.

             (l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by any Borrower or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan of either Borrower or any ERISA Affiliate.

             (m) Upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within three (3) Business Days after receipt thereof by either Borrower or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability.

             (n) Within thirty (30) days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase either Borrower's annual costs with respect thereto by an amount in excess of $1,000,000 greater than that budgeted, or the establishment of any new Plan or the commencement of contributions to any Plan to which either Borrower or any ERISA Affiliate was not previously contributing; or (ii) any failure by either Borrower or any ERISA Affiliate to make a required installment or any other required payment under
Section 412 of the Code on or before the due date for such installment or payment.

             (o) Within three (3) Business Days after either Borrower or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan.

                  Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that either Borrower, any Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.


                                    ARTICLE 8

                     GENERAL WARRANTIES AND REPRESENTATIONS
                     --------------------------------------

                  The Borrowers warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Majority Lenders in writing:

        8.1  Authorization,  Validity,  and Enforceability of this Agreement and
             -------------------------------------------------------------------
the Loan  Documents.  Each  Borrower has the  corporate  power and  authority to
-------------------
execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. Each Borrower has taken all necessary corporate action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents have been duly executed and delivered by each Borrower, and constitute the legal, valid and binding obligations of each Borrower, enforceable against it in accordance with their respective terms without defense, setoff or counterclaim, except, with respect to enforceability, as affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors'
rights generally and general principles of equity. Each Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of either Borrower or any of their Subsidiaries or Envirosource by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which either Borrower or Envirosource is a party or which is binding upon it, (b) any Requirement of Law applicable to either Borrower or any of their Subsidiaries or Envirosource, or (c) the certificate or articles of incorporation or by-laws of Envirosource or any of its Subsidiaries.

             Each Affiliate of IMS has the corporate power and authority to execute, deliver and perform the Loan Documents entered into by such Affiliate. Each Affiliate of IMS has taken all necessary corporate action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of the Loan Documents to which it is a party. Such Loan Documents have been duly executed and delivered by each Affiliate of IMS, and constitute the legal, valid and binding obligations of each such Affiliate, enforceable against it in accordance with their respective terms without defense, setoff or counterclaim, except, with respect to enforceability, as affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity. The execution, delivery, and performance of the Loan Documents by each such Affiliate of IMS does not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon any of their respective properties by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument, (b) any Requirement of Law, or (c) the certificate or articles of incorporation or by-laws of Envirosource or any of its Subsidiaries.

        8.2 Validity and Priority of Security  Interest.  The provisions of this
            -------------------------------------------
Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral (other than motor vehicles covered by certificates of title owned by IMS as of the Closing Date and motor vehicles covered by certificates of title acquired by either Borrower after the Closing Date as to which the Agent has not requested the notation of its Lien thereon at such time), having priority over all other Liens on the Collateral, except for those Liens identified in clauses
(c), (d) and (e) of the definition of Permitted Liens securing all the Obligations, and enforceable against the Borrowers and all third parties.

        8.3 Organization and Qualification. Each Borrower and each Subsidiary of
            ------------------------------
either Borrower (a) is duly incorporated and organized and validly existing in good standing under the laws of the state of its incorporation, (b) is qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on Schedule 8.3 which are the only jurisdictions in
                             -------------
which qualification is necessary in order for it to own or lease its property and conduct its business other than in jurisdictions the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and to own its property.

        8.4 Corporate Name; Prior Transactions.  Except as set forth on Schedule
            ----------------------------------
8.4, the Borrowers and Services have not, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

        8.5 Subsidiaries and Affiliates.  Schedule 8.5 is a correct and complete
            ---------------------------   ------------
list of the name and relationship to the Borrowers of each and all of the Borrowers' Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on Schedule 8.5, (b) qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on any such Subsidiary's business, operations, prospects, property, or condition (financial or otherwise) and (c) has all requisite power and authority to conduct its business and own its property. IMS Waylite, Inc., formerly a Pennsylvania corporation, was merged into IMS on June 30, 1999.

        8.6 Financial  Statements and Projections.  (a) IMS has delivered to the
            -------------------------------------
Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for IMS and its consolidated Subsidiaries as of December 31, 1998, and for the Fiscal Year then ended, accompanied by the report thereon of the Borrower's independent certified public accountants at such time, Ernst & Young LLP. IMS has also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for IMS and its consolidated Subsidiaries as of June 30, 1999. Such financial statements are attached hereto as Exhibit D. All such financial statements have been prepared in accordance
   ---------
with GAAP and present accurately and fairly the financial position of IMS and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

             (b) The Latest Projections when submitted to the Lenders as required herein represent the Borrowers' best estimate of the future financial performance of IMS and its consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrowers believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders but are not guarantees of future performance.

        8.7  Capitalization.  IMS's  authorized  capital stock consists of 1,000
             --------------
shares of common stock, par value $1.00 per share, of which 1,000 shares are validly issued and outstanding, fully paid and non-assessable and are owned beneficially and of record by IU. IMS AB's authorized capital stock consists of 1,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are validly issued and outstanding, fully paid and non-assessable and are owned beneficially and of record by IMS.

        8.8  Solvency.  As of the date of each  borrowing and each issuance of a
             --------
Letter of Credit hereunder, and after giving effect thereto, each Borrower is Solvent.

        8.9 Debt. On the Closing Date,  after giving effect to the making of the
            ----
Revolving Loans to be made on the Closing Date, IMS and its Subsidiaries have no Debt, except (a) the Obligations, (b) Debt described on Schedule 8.9, (c) trade
                                                         ------------
payables and other contractual obligations arising in the ordinary course of business, and (d) other Debt existing on the Closing Date and reflected in the Financial Statements attached hereto as Exhibit D.
                                        ---------

        8.10  Distributions.  Since July 31, 1999, except as expressly permitted
              -------------
pursuant to Section 9.10 of this Agreement, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of IMS or any of its Subsidiaries.

        8.11 Title to  Property.  Each  Borrower has good title in fee simple to
             ------------------
the Real Estate identified on Schedule 8.12 as owned by such Borrower,  and each
                              -------------
Borrower has good, indefeasible, and merchantable title to all of its other property (including the assets reflected on the June 30, 1999 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof), free of all Liens except Permitted Liens.

        8.12 Real Estate;  Leases.  Schedule 8.12 sets forth,  as of the Closing
             --------------------   -------------
Date, a correct and complete list of all Real Estate owned by IMS and of any real property owned by any of its Subsidiaries, all leases and subleases of real or personal property held by either Borrower as lessee or sublessee (other than leases of personal property as to which the Borrower is lessee or sublessee for which the value of such personal property is less than $500,000), and all leases and subleases of real or personal property held by either Borrower as lessor, or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists.

        8.13 Proprietary Rights. Schedule 8.13 sets forth a correct and complete
             ------------------  -------------
list of all of each Borrower's Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 8.13. To the best of each Borrower's knowledge, none of
             -------------
the Proprietary Rights infringes on or conflicts with any other Person's property, and to the best of each Borrower's knowledge no other Person's property infringes on or conflicts with the Proprietary Rights, in each case which infringement or conflict could reasonably be expected to have a Material Adverse Effect. The Proprietary Rights described on Schedule 8.13 constitute all of the property of such type necessary to the current and anticipated future conduct of each Borrower's business.

        8.14 Trade Names. All trade names or styles under which each Borrower or
             -----------
any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule
                                                                        --------
8.14.
----

        8.15  Litigation.  Except as set  forth on  Schedule  8.15,  there is no
              ----------                            --------------
pending, or to the best of each Borrower's knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of each Borrower's knowledge investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to cause a Material Adverse Effect.

        8.16 Restrictive Agreements. Neither Borrower is a party to any contract
             ----------------------
or agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which could reasonably be expected to cause a Material Adverse Effect.

        8.17 Labor Disputes.  Except as set forth on Schedule 8.17, (a) there is
             --------------                          -------------
no collective bargaining agreement or other labor contract covering employees of IMS or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, which expiration could reasonably be expected to cause a Material Adverse Effect, (c) to the best knowledge of each Borrower, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of IMS or any of its Subsidiaries or for any similar purpose, which organization or recognition could reasonably be expected to cause a Material Adverse Effect, and (d) there is no pending or (to the best of each Borrower's knowledge) threatened, strike work stoppage, material unfair labor practice claim, or other labor dispute against or affecting IMS or its Subsidiaries or their employees, which could reasonably be expected to cause a Material Adverse Effect.

        8.18 Environmental Laws. Except as otherwise disclosed on Schedule 8.18:
             ------------------                                   -------------

             (a) IMS and its Subsidiaries have complied in all respects with all Environmental Laws and neither IMS nor any Subsidiary nor any of its presently owned real property or presently conducted operations, nor its previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting
(i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant, in each case which could reasonably be expected to cause a Material Adverse Effect.

             (b) IMS and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws or have applied for renewals thereof, and all such permits are in good standing and IMS and its Subsidiaries are in compliance with all material terms and conditions of such permits.

             (c) Neither IMS nor any of its Subsidiaries, nor, to the best of the Borrowers' knowledge, any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste, in each case which could reasonably be expected to cause a Material Adverse Effect.

             (d) Neither IMS nor any of its Subsidiaries has received any summons, complaint, order or similar written notice that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant, in each case which could reasonably be expected to cause a Material Adverse Effect.

             (e) To the best of the Borrowers' knowledge, none of the present or past operations of the Borrower and its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

             (f) There is not now, nor to the best of the Borrowers' knowledge has there ever been on or in the Real Estate:

                  (1)  any underground storage tanks or surface impoundments,

                  (2)  any asbestos-containing material, or

                  (3) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment,

in each case which could reasonably be expected to cause a Material Adverse Effect.

             (g) Neither IMS nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

             (h) Neither IMS nor any of its  Subsidiaries  has entered  into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing obligations or liabilities on IMS or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim, in each case which could reasonably be expected to cause a Material Adverse Effect.

             (i) None of the products manufactured, distributed or sold by IMS or any of its Subsidiaries contain asbestos containing material.

             (j)  No Environmental Lien has attached to the Real Estate.

        8.19 No Violation of Law.  Neither IMS nor any of its Subsidiaries is in
             -------------------
violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

        8.20 No Default.  Neither IMS nor any of its  Subsidiaries is in default
             ----------
with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which IMS or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

        8.21 ERISA  Compliance.  Except as  specifically  disclosed  in Schedule
             -----------------                                          --------
8.21:
----

             (a) Each Plan is in  compliance  in all material  respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrowers, nothing has occurred which would cause the loss of such qualification. The Borrowers and each ERISA Affiliate have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

             (b) There are no pending or, to the best knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

             (c) No ERISA Event has occurred or is reasonably expected to occur; no Pension Plan has any Unfunded Pension Liability; neither the Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than benefits due under such Pension Plan and other than premiums due and not delinquent under
Section 4007 of ERISA); neither the Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and neither the Borrowers nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        8.22  Taxes.  IMS and its  Subsidiaries  have filed all  federal and all
              -----
other material tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Lien.

        8.23 Regulated Entities.  None of the Borrowers,  any Person controlling
             ------------------
the Borrowers, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrowers are not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

        8.24 Use of Proceeds; Margin Regulations.  The proceeds of the Loans are
             -----------------------------------
to be used for working capital and other general corporate purposes. Neither IMS nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

        8.25 Copyrights,  Patents,  Trademarks and Licenses,  etc. The Borrowers
             ----------------------------------------------------
own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are necessary for the operation of their businesses, without conflict with the rights of any other Person, except any conflict which could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrowers or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrowers, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

        8.26 No Material Adverse Change. No material adverse change has occurred
             --------------------------
in the Borrowers' property, business, operations, or conditions (financial or otherwise) since the date of the Financial Statements delivered to the Lenders for Borrower's Fiscal Year ended December 31, 1998, other than the non-renewal of certain contracts with customers, which non-renewals have been previously disclosed in writing to the Agent. On the basis of a comprehensive review and assessment undertaken by IMS of Borrowers' computers and computer applications and inquiry made of Borrowers' material suppliers, vendors and customers Borrowers reasonably believe that the "Year 2000 problem" (that is, the risk that computers and computer applications used by any Person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) will not result in a Material Adverse Effect.

        8.27 Full Disclosure.  None of the representations or warranties made by
             ---------------
IMS or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of IMS or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of IMS to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

        8.28  Material  Agreements.  Except as set  forth in the next  sentence,
              --------------------
Schedule 8.28 hereto sets forth all agreements and contracts to which IMS or any of its Subsidiaries is a party or is bound as of the date hereof, which create revenue to the Borrowers or cost or liability to the Borrowers in excess of $1,500,000. All contracts with customers are available to the Agent and the Lenders upon request.

        8.29 Bank Accounts.  Schedule 8.29 contains a complete and accurate list
             -------------
of all bank accounts maintained by the Borrowers with any bank or other financial institution.

        8.30  Governmental  Authorization.   No  approval,  consent,  exemption,
              ---------------------------
authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, IMS or any of its Subsidiaries of this Agreement or any other Loan Document other than any filings with Governmental Authorities to perfect to Agent's Lien on any Collateral.

        8.31  Envirosource  Letters of Credit.  The Letters of Credit issued for
              -------------------------------
the account of Envirosource that are Letters of Credit hereunder are set forth on Schedule 8.31 hereto. IMS and its business account for not less than ninety percent (90%) of the face amount of the Letters of Credit with respect to the matters covered thereby.

        8.32  No  Liability  for  Senior  Notes.  Neither  IMS  nor  any  of its
              ---------------------------------
Subsidiaries has any liability on or with respect to the Senior Notes or the Senior Notes Indentures.


                                    ARTICLE 9

                       AFFIRMATIVE AND NEGATIVE COVENANTS
                       ----------------------------------

                  The Borrowers covenant to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

        9.1 Taxes and Other Obligations.  IMS shall, and shall cause each of its
            ---------------------------
Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all material Debt owed by it (other than Debt for Borrowed Money as to which the failure to pay would not constitute an Event of Default under Section 11.1(d) and all accounts payable which shall be paid in accordance with industry norms) and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, so
                                                         --------   -------
long as the applicable Borrower has notified the Agent in writing, neither IMS nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge, or claim of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons that (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) IMS or its Subsidiary, as the case may be, has established proper reserves for as provided in GAAP, and (iii) no Lien (other than a Permitted Lien) results from such non-payment.

        9.2 Corporate  Existence and Good Standing.  IMS shall,  and shall cause
            --------------------------------------
each of its Subsidiaries to, maintain its corporate existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

        9.3 Compliance  with Law and  Agreements;  Maintenance of Licenses.  IMS
            --------------------------------------------------------------
shall comply, and shall cause each Subsidiary to comply, in all respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. IMS shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Borrowers shall not modify, amend or alter their respective certificate or article of incorporation other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

        9.4  Maintenance  of  Property.  IMS shall,  and shall cause each of its
             -------------------------
Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

        9.5  Insurance.  IMS  shall  maintain,  and  shall  cause  each  of  its
             ---------
Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least AVII or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Agent, in its discretion, shall specify, in amounts, and under policies acceptable to the Agent and the Majority Lenders. Without limiting the foregoing, IMS shall also maintain, and shall cause each of its Subsidiaries to maintain, flood insurance, in the event the area in which any Real Estate covered by the Mortgages (if any) and any of the Equipment located on such Real Estate is designated as "flood prone" or a "flood risk area," (hereinafter "SFHA") as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Agent, and shall comply with the additional requirements of the National Flood Insurance Program as set forth in said Act. The Borrowers shall also maintain flood insurance for its Equipment which is, at any time, located in a SFHA.

             (b) The Borrowers shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and sole loss payee or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Borrowers or any of their Subsidiaries or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrowers when due, and certificates of insurance and, upon request of the Agent, photocopies of the policies, shall be delivered to the Agent. If the Borrowers fail to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

             (c) The Borrowers shall promptly notify the Agent and the Lenders of any material loss, damage, or destruction to the Collateral, whether or not covered by insurance. The Agent is hereby authorized to collect all insurance proceeds in respect of Collateral directly and to apply or remit them as follows:

                  (i) With respect to insurance proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 4.8.
                                         -----------

                  (ii) With respect to insurance proceeds relating to Collateral consisting of Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations, or at the option of the Majority Lenders, may permit or require the Borrowers to use such money, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction; provided, however, that so long as there does
                                  --------   -------
not then exist any Default or Event of Default, the Borrowers shall be permitted to use insurance proceeds relating to Collateral consisting of Fixed Assets in an aggregate amount not to exceed $250,000 with respect to any occurrence, to replace, repair, restore or rebuild the relevant Fixed Assets, in the manner set forth in this sentence; and provided, further, that the Borrowers first (i) to
                             --------   -------
the extent applicable, provides the Agent and the Majority Lenders with plans and specifications for any such repair or restoration which shall be reasonably satisfactory to the Agent and the Majority Lenders and (ii) demonstrates to the reasonable satisfaction of the Agent and the Majority Lenders that the funds available to it will be sufficient to complete such project in the manner provided therein.

        9.6 Intentionally Omitted

        9.7  Environmental  Laws.  (a) IMS  shall,  and shall  cause each of its
             -------------------
Subsidiaries to, conduct its business in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. IMS shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Agent on such response.

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

             (b) Without limiting the generality of the foregoing, the Borrowers shall submit to the Agent and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each environmental compliance or liability issue. The Agent or any Lender may request copies of technical reports prepared by the Borrowers and its communications with any Governmental Authority to determine whether IMS or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability. The Borrowers shall, at the Agent's or the Majority Lenders' request and at the Borrowers' expense, (i) retain an independent environmental engineer acceptable to the Agent to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall change in any material respect.

        9.8 Compliance with ERISA.  IMS shall, and shall cause each of its ERISA
            ---------------------
Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and
(e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        9.9  Mergers,  Consolidations  or  Sales.  Neither  IMS  nor  any of its
             -----------------------------------
Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except (i) for sales of Inventory in the ordinary course of its business, (ii) for sales or other dispositions of Equipment in the ordinary course of business that are obsolete, surplus or no longer useable by either Borrower in its business as permitted by Section 6.11, (iii) for spot rentals
                                          -------------
and other leases of equipment to Account Debtors, in each case, in the ordinary course of business to the extent permitted under Section 6.11, (iv) for sales of equipment subject to purchase options but only to the extent permitted under
Section 6.11, (v) for sale leaseback  transactions permitted under Section 9.20,
(vi) for sales, leases, assignments or other transfers of equipment and other tangible property, contracts, intangibles or similar assets to Envirosource or Parent, provided that (A) IMS determines in good faith that such disposition is necessary or appropriate to accomplish a reasonable business objective of Envirosource and its Subsidiaries and such disposition is not disadvantageous to the Lenders in any material respect and (B) the aggregate amount of all such dispositions to Envirosource and Parent shall not exceed $1,000,000, (vii) for transfers of Equipment between Borrowers and (viii) for the merger of Services and/or IMS AB into IMS. The inclusion of proceeds in the definition of Collateral shall not be deemed to constitute the Agent's or any Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

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

        9.10 Distributions;  Capital Change; Restricted Investments. Neither IMS
             ------------------------------------------------------
nor any of its Subsidiaries shall (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to IMS by its Subsidiaries, (ii) make any change in its capital structure which could have a Material Adverse Effect or (iii) make any Restricted Investment other than the incurrence of trade credit in the ordinary course of business and loans and advances to Parent and/or Envirosource to the extent that such loans and advances are evidenced by intercompany notes which are subject to the Agent's Liens; provided that so long as no Event of Default has occurred and is continuing, (a) IMS and its Subsidiaries may declare and pay dividends to Parent or Envirosource, (b) IMS may make loans to employees in the ordinary course of business not to exceed an aggregate of $500,000 outstanding at any time, (c) IMS may deposit trust funds in the ordinary course of its business in connection with the closure of certain properties, such deposits not to exceed $1,000,000 in the aggregate at any time and (d) IMS may maintain its existing investment in its Subsidiaries and may invest up to $25,000,000 in the aggregate in cash and property in IMS AB after the Closing Date.

        9.11 Transactions  Affecting Collateral or Obligations.  Neither IMS nor
             -------------------------------------------------
any of its Subsidiaries shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

        9.12  Guaranties.  Neither IMS nor any of its  Subsidiaries  shall make,
              ----------
issue, or become liable on any Guaranty, except Guaranties of the Obligations in favor of the Agent and Guaranties by IMS of obligations of IMS AB and Services in the ordinary course of business.

        9.13  Debt.  Neither  IMS nor any of its  Subsidiaries  shall  incur  or
              ----
maintain any Debt, other than: (a) the Obligations; (b) trade payables and contractual obligations to suppliers and customers arising in the ordinary course of business; (c) other Debt existing on the Closing Date and reflected in the Financial Statements attached hereto as Exhibit D; (d) Debt described on
                                               ---------
Schedule 8.9; (e) Debt secured by Purchase  Money Liens;  (f) Debt borrowed from
------------
Affiliates after the Closing Date; (g) insurance premium financing; (h) Debt in respect of Guaranties permitted under Section 9.12; and (i) unsecured Debt for Borrowed Money in an amount not to exceed $5,000,000 in the aggregate outstanding at any time.

        9.14  Prepayment.   Neither  IMS  nor  any  of  its  Subsidiaries  shall
              ----------
voluntarily prepay any Debt, except (a) the Obligations in accordance with the terms of this Agreement, (b) trade Debt to take advantage of trade discounts in the ordinary course of business and (c) prepayment of Intercompany Accounts.

        9.15 Transactions with Affiliates. Except as set forth below, and except
             ----------------------------
as expressly permitted pursuant to Sections 9.9(vi), 9.9(vii),  9.9(viii), 9.10,
9.12 and 9.13, neither IMS nor any of its Subsidiaries shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, while no Event of Default has occurred and is continuing, IMS and its Subsidiaries may engage in transactions with (a) Affiliates in the ordinary course of business consistent with past practices, in amounts and upon terms fully disclosed to the Agent and the Lenders (other than transactions having a value of less than $75,000 which need not be so disclosed), and no less favorable to IMS and its Subsidiaries than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate and (b) Limited upon the terms and conditions set forth on Schedule 9.15.
                        -------------

        9.16  Investment  Banking and Finder's Fees.  Neither IMS nor any of its
              -------------------------------------
Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. The Borrowers shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that the Agent, the Lenders or the Borrowers are obligated to pay for any such fees, and all costs and expenses (including attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

        9.17  Reserved.
              --------

        9.18 Business  Conducted.  IMS shall not and shall not permit any of its
             -------------------
Subsidiaries to, engage directly or indirectly, in any line of business other than the businesses in which the Borrowers are engaged on the Closing Date and businesses reasonably related thereto. IMS AB will conduct only the business related to the contract between IMS and IPSCO, Inc. for IPSCO's mill located in Mobile, Alabama, and business related thereto, which contract is to be assigned to IMS AB.

        9.19 Liens. Neither IMS nor any of its Subsidiaries shall create, incur,
             -----
assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

        9.20  Sale  and  Leaseback  Transactions.  Neither  IMS  nor  any of its
              ----------------------------------
Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for IMS or such Subsidiary to lease or rent property that IMS or such Subsidiary has sold or will sell or otherwise transfer to such Person unless any such transaction is permitted under all other applicable provisions hereof and occurs within 180 days after the later of the date IMS or such Subsidiary (a) acquired such property subject to any such transaction and (b) placed such property in service, the net cash proceeds with respect to any such transaction are applied to the Obligations, the applicable Borrower notifies the Agent of each such transaction and upon the occurrence of any such transaction, no such property shall constitute Eligible Equipment.

        9.21 New Subsidiaries.  The Borrowers shall not, directly or indirectly,
             ----------------
organize, create, acquire or permit to exist any Subsidiary other than those listed on Schedule 8.5.

        9.22 Fiscal Year. The Borrowers shall not change their Fiscal Year.
             -----------

        9.23 Capital  Expenditures.  (a) Neither IMS nor any of its Subsidiaries
             ---------------------
shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by IMS and its Subsidiaries on a consolidated basis would exceed $25,000,000 for any Fiscal Year of Borrowers plus, commencing with Borrower's Fiscal Year ending December 31, 2001, up to $10,000,000 of any unutilized Capital Expenditure amount from the immediately preceding Fiscal Year.

             (b) Borrowers shall continue to make Capital Expenditures to maintain their Equipment in good working order, and shall make Capital Expenditures of not less than $12,000,000 during each Fiscal Year.

        9.24  Operating   Lease   Obligations.   Neither  IMS  nor  any  of  its
              -------------------------------
Subsidiaries shall enter into, or suffer to exist, any lease of real or personal property as lessee or sublessee (other than a Capital Lease), if, after giving effect thereto, the aggregate amount of Rentals (as hereinafter defined) payable by IMS and its Subsidiaries on a consolidated basis in any Fiscal Year in respect of such lease and all other such leases would exceed $18,000,000 (such amount being referred to herein as "Permitted Rentals"). The term "Rentals" means all payments due from the lessee or sublessee under a lease, including, without limitation, basic rent, percentage rent, property taxes, utility or maintenance costs, and insurance premiums.

        9.25  EBITDA.  IMS and its  Subsidiaries  will not  permit  EBITDA  on a
              ------
consolidated basis to fall below the following amounts for the four fiscal quarter period ending on the following dates:

                  Date                                        Minimum EBITDA
                  ----                                        --------------

                  09/30/99                                    52,000,000
                  12/31/99                                    53,000,000
                  03/31/00                                    52,000,000
                  06/30/00                                    48,500,000
                  09/30/00                                    44,500,000
                  12/31/00                                    44,500,000
                  03/31/01                                    43,500,000
                  06/30/01                                    44,000,000
                  09/30/01                                    44,000,000
                  12/31/01                                    46,000,000
                  03/31/02                                    47,000,000
                  06/30/02                                    48,000,000
                  09/30/02                                    49,000,000
                  12/31/02 and each fiscal quarter thereafter 50,000,000

        9.26  Fixed  Charge  Coverage  Ratios.  IMS  and its  Subsidiaries  will
              -------------------------------
maintain a Fixed Charge Coverage Ratio on a consolidated basis for each period of four consecutive fiscal quarters ended at the end of the fiscal quarter set forth below of not less than the ratio set forth below opposite such fiscal quarter:

                  Fiscal Quarter End                          Ratio
                  ------------------                          -----

                  09/30/99                                     .80
                  12/31/99                                     .93
                  03/31/00                                     .90
                  06/30/00                                     .85
                  09/30/00                                     .80
                  12/31/00                                     .80
                  03/31/01                                     .80
                  06/30/01                                     .83
                  09/30/01                                     .86
                  12/31/01 and each fiscal quarter thereafter 1.00

        9.27 Use of Proceeds.  IMS shall not, and shall not suffer or permit any
             ---------------
Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrowers or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

        9.28  Intentionally Omitted.
              ---------------------

        9.29  Conduct of Business by Limited.  IMS shall  continue to enter into
              ------------------------------
all contracts with customers located in Canada and Limited shall solely act as IMS's subcontractor.

        9.30  Minimum Availability.  The Borrowers  shall at all times  maintain
              --------------------
Availability of not less than $8,000,000.

        9.31 Further  Assurances.  The Borrowers  shall execute and deliver,  or
             -------------------
cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

                                   ARTICLE 10

                             CONDITIONS OF LENDING
                             ---------------------

        10.1  Conditions  Precedent to Making of Loans on the Closing Date.  The
              ------------------------------------------------------------
obligation of the Lenders to make the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date are subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent and each Lender:

             (a) This Agreement and the other Loan Documents shall have been executed by each party thereto and the Borrower shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrowers before or on such Closing Date.

             (b) Upon making the Revolving Loans on the Closing Date (including such Revolving Loans made to finance fees or otherwise as reimbursement for fees, costs and expenses then payable under this Agreement), causing the issuance or continuation of Letters of Credit and after giving effect to the payment of all accounts payable and other amounts more than 30 days past due and the amount of interest payable by Envirosource on December 15, 1999 on the Senior Notes, the Borrowers would have Availability in an amount no less than $12,400,000.

             (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as of the Closing Date as if made on such date.

             (d) No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Loans to be made, the Letters of Credit to be issued and the Credit Support to be in place on such date.

             (e) The Agent and the Lenders shall have received such opinions of counsel for IMS and its Subsidiaries as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

             (f) IMS's EBITDA on a consolidated basis for the first eight months of 1999 shall be not less than $30,000,000.

             (g)  The Agent shall have received:

                  (i) acknowledgment copies of proper financing statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Lien; and

                  (ii) duly executed UCC-3 Termination Statements and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the property of IMS and its Subsidiaries except Permitted Liens.

             (h) The Borrowers shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

             (i) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.

             (j) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrowers and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Accounts, Equipment and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

             (k) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

             The acceptance by the Borrowers of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Borrower to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrowers, dated the Closing Date, to such effect.

             Execution and delivery to the Agent by a Lender of a counterpart of this  Agreement  shall  be  deemed  confirmation  by such  Lender  that  (i) all conditions precedent in this Section 10.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 10.1, and
(iii) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender.

        10.2 Conditions Precedent to Each Loan. The obligation of the Lenders to
             ---------------------------------
make each Loan, including the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

             (a) the following statements shall be true, and the acceptance by the Borrowers of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii), with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

                  (i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified by any Borrower that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

                  (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

                  (iii)  No Material Adverse Effect has occurred; and

             (b) The amount of the Borrowing Base shall be sufficient to make such Revolving Loans or issue such Letters of Credit without exceeding the Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders' Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of Sections 2.2(h), (i) and (j).


                                   ARTICLE 11

                               DEFAULT; REMEDIES
                               -----------------

        11.1 Events of Default.  It shall constitute an event of default ("Event
             -----------------
of Default") if any one or more of the following shall occur for any reason:

             (a) any failure by the Borrowers to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise;

             (b) any representation or warranty made or deemed made by the Borrowers in this Agreement or by IMS or any of its Subsidiaries in any of the other Loan Documents, any Financial Statement, or any certificate furnished by IMS or any of its Subsidiaries at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

             (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Article 6 (other than Section 6.7), Article 7 or Article 9 (other than Section 9.1) of this Agreement, or (ii) any default shall occur in the observance or performance of Section 6.7 and such default shall continue unremedied for 3 Business Days or (iii) any default shall occur in the observance or performance of Section 9.1 or any of the other covenants and agreements contained in this Agreement (other than as specified in clause (a) or (c)(i) or (ii)), any other Loan Documents, or any other agreement entered into at any time to which IMS or any Subsidiary and the Agent or any Lender are party (including in respect of any Bank Products), and such default shall continue unremedied for 15 days after the occurrence thereof or (iv) if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Agent and the

Majority Lenders) or become void or unenforceable, without the written consent of the Agent and the Majority Lenders;

             (d) default shall occur with respect to any Debt For Borrowed Money (other than the Obligations) in an outstanding principal amount which exceeds $1,500,000, or under any agreement or instrument under or pursuant to which any such Debt For Borrowed Money may have been issued, created, assumed, or guaranteed by Envirosource, Parent, IMS or any of IMS's Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt For Borrowed Money to accelerate, the maturity of any such Debt For Borrowed Money; or any such Debt For Borrowed Money shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

             (e) Envirosource, IU, IMS or any of IMS's Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

             (f) an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of Envirosource, IU, IMS or any of IMS's Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and either (i) such petition, proposal, action or proceeding shall not have been dismissed within a period of sixty (60) days after its commencement or (ii) an order for relief against Envirosource, IU, IMS or such Subsidiary shall have been entered in such proceeding;

             (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for Envirosource, IMS or any of IMS's Subsidiaries or IU or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of Envirosource, IU, IMS or any of IMS's Subsidiaries;

             (h) Envirosource, IU, IMS or any of IMS's Subsidiaries shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

             (i) all or any material part of the property of IMS and its Subsidiaries (taken as a whole) shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of IMS or such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any
Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

             (j) any guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

             (k) one or more judgments, orders, decrees or arbitration awards is entered against Envirosource, Parent, IMS or any of IMS's Subsidiaries involving in the aggregate liability as to any single or related or unrelated series of transactions, incidents or conditions, of $1,500,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof;

             (l) any loss, theft, damage or destruction of any item or items of Collateral or other property of IMS or any Subsidiary occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

             (m)  Intentionally Omitted.

             (n) there is filed against Envirosource or any of its Subsidiaries any criminal action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of
1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

             (o) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

             (p) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $500,000;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $500,000; or (iii) the Borrowers or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $500,000;

             (q)  there occurs a Change of Control; or

             (r) an Event of Default under and as defined in either of the Senior Notes Indentures occurs.

        10.2 Remedies.  (a) If an Event of Default exists, the Agent may, in its
             --------
discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrowers: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Equipment used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrowers: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default
          --------   -------
described in Sections 11.1(e),  11.1(f), 11.1(g), or 11.1(h) with respect to the
             ----------------   -------  -------     -------
Borrowers, the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (C) pursue its other rights and remedies under the Loan Documents and applicable law.

             (b) If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on the Borrowers' premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrowers shall, upon the Agent's demand, at the Borrowers' cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Borrower agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to such Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the Borrowers' address specified in or pursuant to Section 15.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Borrowers. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Borrower irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each

Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, upon the occurrence and during the continuance of an Event of Default, the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrowers rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations. The Agent will return any excess to the Borrowers and the Borrowers shall remain liable for any deficiency.

             (c) If an Event of Default occurs and is continuing, each Borrower hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.


                                   ARTICLE 12

                              TERM AND TERMINATION
                              --------------------

        12.1 Term and  Termination.  The term of this Agreement shall end on the
             ---------------------
Stated Termination Date. The Agent upon direction from the Majority Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrowers shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).


                                   ARTICLE 13

           AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS
           -----------------------------------------------------------

        13.1 Amendments and Waivers.  No amendment or waiver of any provision of
             ----------------------
this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or
                         --------   -------
consent shall, unless in writing and signed by all the Lenders and the Borrowers and acknowledged by the Agent, do any of the following:

             (a)  increase or extend the Commitment of any Lender;

             (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

             (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

             (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

             (e) increase any of the percentages set forth in the definition of the Borrowing Base;

             (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

             (g) release Collateral other than as permitted by Section 14.12;
                                                               -------------

             (h) change the definitions of "Majority Lenders" or "Required Lenders"; or

             (i)  increase the Maximum Revolver Amount;

provided, however, the Agent may, in its sole discretion and notwithstanding the
--------  -------
limitations contained in clauses (e) and (i) above, Section 2.2 and any other terms of the Agreement, make Revolving Loans (including Agent Advances) in an amount not to exceed 10% of the Borrowing Base for a period not in excess of thirty days in each instance and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

        13.2   Assignments; Participations.
               ---------------------------

             (a) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (provided that no written consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all,
                                    --------
of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $5,000,000); provided, however, that the Borrowers and the Agent may continue to
             --------  -------
deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers and the Agent an Assignment and Acceptance in the form of Exhibit E
                                                                       ---------
("Assignment  and  Acceptance");  and (iii) the assignor  Lender or Assignee has
  ---------------------------
paid to the Agent a processing fee in the amount of $3,000.

             (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit
Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and
(ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

             (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Borrowers to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

             (d)  Immediately  upon each  Assignee's  making its  processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

             (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrowers (a "Participant") participating interests in any Loans, the Commitment of that
    -----------
Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the
                                               --------   -------
originating  Lender's  obligations  under this Agreement shall remain unchanged,
(ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

             (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.


                                   ARTICLE 14

                                   THE AGENT
                                   ---------

        14.1 Appointment and  Authorization.  Each Lender hereby  designates and
             ------------------------------
appoints Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 14. The provisions of this
                                            ----------
Article  14 are  solely for the  benefit  of the Agent and the  Lenders  and the
-----------
Borrowers shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary

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

contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to
Section 2.2(i),  and (c) the exercise of remedies  pursuant to Section 11.2, and
--------------
any action so taken or not taken shall be deemed consented to by the Lenders.

        14.2 Delegation of Duties. The Agent may execute any of its duties under
             --------------------
this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

        14.3 Liability of Agent.  None of the Agent Related Persons shall (i) be
             ------------------
liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by IMS or any Subsidiary or Affiliate of IMS, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrowers or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of IMS or any of IMS's Subsidiaries or Affiliates.

        14.4 Reliance by Agent.  The Agent shall be entitled to rely,  and shall
             -----------------
be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under

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

this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or all Lenders if so required by Section 13.2) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

        14.5 Notice of Default.  The Agent shall not be deemed to have knowledge
             -----------------
or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or either Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section 11; provided, however, that unless and until the Agent
                ----------  --------   -------
has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

        14.6 Credit Decision.  Each Lender  acknowledges  that none of the Agent
             ---------------
Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent Related Persons.

        14.7  Indemnification.  Whether  or not  the  transactions  contemplated
              ---------------
hereby are consummated, the Lenders shall indemnify upon demand the Agent Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, from and against any and all Indemnified Liabilities as such term is defined in

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

Section 15.11; provided, however, that no Lender shall be liable for the payment
               --------  -------
to the Agent Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

        14.8 Agent in Individual Capacity.  The Bank and its Affiliates may make
             ----------------------------
loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with IMS and its Subsidiaries and Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Bank or its Affiliates may receive information regarding the Borrowers or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrowers or such Affiliate) and acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include the Bank in its individual capacity.

        14.9 Successor Agent. The Agent may resign as Agent upon 30 days' notice
             ---------------
to the Lenders and the Borrowers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. If the Agent resigns under this Agreement, subject to the proviso in the preceding sentence, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 14 shall inure to its benefit as to any actions
                         ----------
taken or omitted to be taken by it while it was Agent under this Agreement.

        14.10  Withholding  Tax.  (a) If any Lender is a  "foreign  corporation,
               ----------------
partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent and the Borrowers, to deliver to the Agent and the Borrowers:

                  (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                  (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

             (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

             (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

             (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

             (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

        14.11  Reserved

        14.12  Collateral Matters.
               ------------------

             (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if each Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 9.9 (and the Agent may rely conclusively on any such
                  -----------
certificate, without further inquiry); (iii) constituting property in which the Borrowers owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to a Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided
                                                                        --------
that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $5,000,000 during any one year period without the prior written authorization of the Lenders. Upon request by the Agent or the Borrowers at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 14.12.
                            -------------

             (b) Upon receipt by the Agent of any authorization required pursuant to Section 14.12(a) from the Lenders of the Agent's authority to
             -----------------
release any Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days' prior written request by the Borrowers, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be
                         --------   -------
required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers in respect of) all interests retained by the Borrowers, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

             (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by a Borrower or is cared for, protected or insured or has been encumbered, or that the Agent's

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

Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

        14.13 Restrictions on Actions by Lenders;  Sharing of Payments. (a) Each
              --------------------------------------------------------
of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, during the continuance of an Event of Default, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to any Borrower or any accounts of any Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Borrowers, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

             (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrowers to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of
                                       --------  -------
such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

        14.14 Agency for  Perfection.  Each Lender  hereby  appoints  each other
              ----------------------
Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

        14.15 Payments by Agent to Lenders. All payments to be made by the Agent
              ----------------------------
to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise.

        14.16  Concerning the Collateral  and the Related Loan  Documents.  Each
               ----------------------------------------------------------
Lender authorizes and directs the Agent to enter into this Agreement and the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

        14.17 Field Audit and  Examination  Reports;  Disclaimer by Lenders.  By
              -------------------------------------------------------------
signing this Agreement, each Lender:

             (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared or commissioned by the Agent;

             (b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

             (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Borrower and will rely significantly upon the Borrower's books and records, as well as on representations of the Borrower's personnel;

             (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

             (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing or commissioning a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing or commissioning a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

        14.18  Relation   Among  Lenders.   The  Lenders  are  not  partners  or
               -------------------------
co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.


                                   ARTICLE 15

                                 MISCELLANEOUS
                                 -------------

        15.1. No Waivers;  Cumulative  Remedies.  No failure by the Agent or any
              ---------------------------------
Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrowers and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrowers of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

        15.2. Severability.  The illegality or unenforceability of any provision
              ------------
of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

        15.3.  Governing Law;  Choice of Forum;  Service of Process;  Jury Trial
               -----------------------------------------------------------------
Waiver.  THIS AGREEMENT  SHALL BE INTERPRETED  AND THE RIGHTS AND LIABILITIES OF
------
THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT, THE LENDERS AND THE BORROWERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

             (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE

JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING:
(1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWERS OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

             (c) EACH OF THE BORROWERS HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH BORROWER AT ITS ADDRESS SET FORTH IN SECTION 15.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

        15.4.  WAIVER OF JURY TRIAL.  THE  BORROWERS,  THE LENDERS AND THE AGENT
               --------------------
EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS,
RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        15.5.   Survival  of   Representations   and  Warranties.   All  of  the
                ------------------------------------------------
representations and warranties of each Borrower contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

        15.6. Other Security and Guaranties.  The Agent,  may, without notice or
              -----------------------------
demand and without affecting each Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

        15.7. Fees and Expenses.  Each Borrower agrees to pay to the Agent,  for
              -----------------
its benefit, on demand, all reasonable costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance;
(d) taxes, fees and other charges for recording the Mortgage (if any), filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including reasonable costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrowers under the Loan Documents that the Borrowers fail to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Borrower's operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each agent or employee of the Agent with respect to each field examination or audit); (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) costs and expenses of preserving and protecting the Collateral; and (i) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to the Borrowers Loan Accounts as Revolving Loans as described in Section 4.7.
                                -----------

        15.8 Notices. Except as otherwise provided herein, all notices,  demands
             -------
and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

                  If to the Agent or to the Bank:

                           Bank of America, N.A.
                           40 East 52nd Street
                           2nd Floor
                           New York, NY 10022
                           Attention: Regional Manager
                           Telecopy No. (212) 836-5169

                           with copies to:

                           Bank of America, N.A.
                           335 Madison Avenue
                           New York, NY 10017
                           Attention: Girolamo M. Saccone, Esq.

                  If to the Borrowers:

                           International Mill Service, Inc.
                           1155 Business Center Drive
                           Horsham, PA  19044-345,

                           and

                           IMS Alabama, Inc.
                           1155 Business Center Drive
                           Horsham, PA  19044-3454

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

        15.9 Waiver of Notices. Unless otherwise expressly provided herein, each
             -----------------
Borrower waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrowers which the Agent or any Lender may elect to give shall entitle the Borrowers to any or further notice or demand in the same, similar or other circumstances.

        15.10 Binding Effect.  The provisions of this Agreement shall be binding
              --------------
upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrowers without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

        15.11 Indemnity of the Agent and the Lenders by the Borrowers.
              -------------------------------------------------------

             (a) Each Borrower agrees to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneysinfact (each, an "Indemnified
                                                                     -----------
Person") harmless from and against any and all liabilities, obligations, losses,
------
damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities");
                                                     ------------------------
provided, that Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

             (b) Each Borrower agrees to indemnify, defend and hold harmless the Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to the Borrowers operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about the Borrowers property or operations or property leased to the Borrowers. The indemnity includes but is not limited to attorneys' fees. The indemnity extends to the Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

        15.12 Joint and Several Liability. Each Borrower shall be liable for all
              ---------------------------
amounts due to the Agent and/or any Lender under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Agent and/or such Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower's Obligations with respect to Loans made to it, and the Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to Loans made to the other Borrower hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of each Borrower.

             Each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to the other Borrower hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrower, (ii) the absence of any attempt to collect the Obligations from the other Borrower, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same,
(iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of the other Borrower, or any part thereof, or any other agreement now or hereafter executed by the other Borrower and delivered to the Agent and/or any Lender, (iv) the failure by the Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of the other Borrower, (v) the Agent's and/or any Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Agent's and/or any Lender's claim(s) for the repayment of the Obligations of the other Borrower under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of the other Borrower. With respect to each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to the other Borrower hereunder, such Borrower waives, until the Obligations shall have been paid in full and the Loan Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent and/or any Lender now has or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent and/or any Lender to secure payment of the Obligations or any other liability of the other Borrower to the Agent and/or any Lender.

             Upon the occurrence and during the continuance of any Event of Default, the Agent may proceed directly and at once, without notice, against each Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of such Borrower or against or in payment of any or all of the Obligations.

        15.13  Limitation of Liability.  NO CLAIM  MAY BE MADE BY THE BORROWERS,
               -----------------------
ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, OFFICERS, EMPLOYEES, OR AGENTS OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE BORROWERS AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

        15.14 Final  Agreement.  This Agreement and the other Loan Documents are
              ----------------
intended by the Borrowers, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrowers and a duly authorized officer of each of the Agent and the requisite Lenders.

        15.15  Counterparts.  This  Agreement  may be  executed in any number of
               ------------
counterparts, and by the Agent, each Lender and the Borrowers in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

        15.16  Captions.  The  captions  contained  in  this  Agreement  are for
               --------
convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

        15.17 Right of Setoff.  In  addition  to any rights and  remedies of the
              ---------------
Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of either Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY

OF THE BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

        15.18  Replacement  of Affected  Lenders.  If any Lender (other than the
               ---------------------------------
Agent) (x) is owed a material amount of increased costs under Section 5.3 or ceases to be obligated to make Libor Rate Loans as a result of the operation of
Section 5.2, (y) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Majority Lenders as provided in Section 13.1 or (z) is a
Defaulting Lender, then the Borrowers shall have the right, if no Default or Event of Default then exists or will exist immediately after giving effect to the respective replacement, to replace such Lender (the "Replaced Lender") with one or more Eligible Assignees (collectively, the "Replacement Lender") acceptable to the Agent; provided that:
                         --------

                  (i) at the time of any replacement pursuant to this Section 15.17, the Replacement Lender shall enter into one or more assignment agreements pursuant to Section 13.2 hereof pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans and participations in Letters of Credit, of the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of
(A) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all unpaid reimbursement obligations that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (C) all accrued, but theretofore unpaid, fees owing to the Replaced Lender, (y) the Letter of Credit Issuer an amount equal to such Replaced Lender's Pro Rata Share of any unpaid reimbursement obligations under any Letter of Credit to the extent such amount was not theretofore funded by such Replaced Lender and (z) the Agent, the processing fee set forth in Section 13.2(a);

                  (ii) all obligations of the Borrowers owing to the Replaced Lender (other than those specifically described in preceding clause (i) in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid by the Borrower in full to such Replaced Lender concurrently with such replacement; and

                  (iii)  upon  the  execution  of  the   respective   assignment
documentation pursuant to preceding clause (i) and the payment of amounts referred to in preceding clauses (i) and (ii), the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions of this Agreement and the other Loan Documents, which shall survive as to such Replaced Lender.

                                   ARTICLE 16

                                    GUARANTY
                                    --------

             Each Borrower unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment of all amounts now or hereafter owing by Envirosource to the Bank under or in respect of the Letters of Credit listed on Schedule 8.31 hereto and all renewals, extensions and amendments thereto, including without limitation, all reimbursement obligations under or with respect to such Letters of Credit (the "Envirosource L/C Obligations") when and as due, whether at maturity, by acceleration, by notice or prepayment or otherwise. Each Borrower further agrees that the Envirosource L/C Obligations may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Envirosource L/C Obligations.

             To the fullest extent permitted by law, each Borrower waives presentment to, demand of payment from and protest to Envirosource or any other Person of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by law, the obligations of each Borrower hereunder shall not be affected by (a) the failure of the Agent or any Lender or the Letter of Credit Issuer to assert any claim or demand or to enforce any right or remedy against Envirosource or any other Person under the provisions of this Agreement or any of the other Loan Documents or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Loan Documents, any guarantee or any other agreement; (c) the release of any security held by the Agent or any Lender or the Letter of Credit Issuer for the Obligations or any of them; or (d) the failure of the Agent or any Lender or the Letter of Credit Issuer to exercise any right or remedy against any other Person.

             Each Borrower further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Agent or any Lender or the Letter of Credit Issuer to any security (if any) held for payment of the Envirosource L/C Obligations or to any balance of any deposit account or credit on the books of the Agent or any Lender or the Letter of Credit Issuer in favor of any Borrower or any other Person.

             To the fullest extent permitted by law, the obligations of each Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense (other than payment and performance in full) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Envirosource L/C Obligations or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by law, the obligations of each Borrower hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or under any other Loan Document, any guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Envirosource L/C Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Borrowers or otherwise operate as a discharge of a Borrower as a matter of law or equity.

             Each Borrower further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal or of interest on any Envirosource L/C Obligation is rescinded or must otherwise be returned by the Agent or any Lender or the Letter of Credit Issuer upon the bankruptcy or reorganization of Envirosource or any of its Subsidiaries.

             Each Borrower hereby waives and releases, until the Obligations shall have been paid in full and the Loan Agreement shall have been terminated, all rights of subrogation against each Person and its property and all rights of indemnification, contribution and reimbursement from each Person and its property, in each case in connection with this guarantee and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise.

             The Envirosource L/C Obligations constitute part of the Obligations and are secured by the Collateral.

                            [SIGNATURE PAGE FOLLOWS]

             IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written. "BORROWER" AND "GUARANTOR"

                                             INTERNATIONAL MILL SERVICES, INC.


                                             By /s/JOHN C. HEENAN
                                                -----------------
                                             Title: Senior Vice President / CFO

                                             "BORROWER"AND "GUARANTOR"

                                             IMS ALABAMA, INC.


                                             By /s/JOHN C. HEENAN
                                                -----------------
                                             Title: Senior Vice President / CFO

                                             "AGENT"

                                             Bank of America, N.A., as the Agent


                                             By /s/PATRICK J. WILSON
                                                --------------------
                                                          Senior, Vice President

Commitment:  $40,000,000                     "LENDERS"
Pro Rata Share:  100%
                                             Bank of America, N.A., as a Lender


                                             By /s/PATRICK J. WILSON
                                                --------------------
                                                          Senior, Vice President